SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant | |

Check the appropriate box:

 |X|  Preliminary Proxy Statement    | | Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
 | |  Definitive Proxy Statement

 | |  Definitive Additional Materials

 | |  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      INTERNATIONAL FRANCHISE SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   | |  No fee required.

   |X|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
          (1)  Title of each class of securities to which  transaction  applies:
               Common Stock, par value $0.01 per share
          (2)  Aggregate number of securities to which applies:
               7,034,324
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
               $8,787,585
          (4)  Proposed maximum aggregate value of transaction:
               $8,787,585
          (5)  Total fee paid:
               $1,758

   |X|  Fee paid previously with preliminary materials
        $1,758

   | | Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form of schedule and the date of its filing.
       (1) Amount previously paid:
           --------------------------------------------------
       (2) Form, Schedule or Registration Statement No.:
           --------------------------------------------------
       (3) Filing Party:
           --------------------------------------------------
       (4) Date Filed:
           --------------------------------------------------

                      INTERNATIONAL FRANCHISE SYSTEMS, INC.
                            6701 DEMOCRACY BOULEVARD
                                    SUITE 300
                            BETHESDA, MARYLAND 20817

Dear Shareholder:

     You are cordially invited to attend a special meeting of the shareholders of International Franchise Systems, Inc., a Delaware corporation (the "Company"), to be held at [ ], on [ , 1998] at [ ], local time (the "Special Meeting").

     At the Special Meeting you will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger (the "IFS Merger Agreement"), dated as of May 19, 1998 among the Company, Crescent Capital, Inc., a Delaware corporation ("Crescent") and IFS Acquisition Corporation, a Delaware corporation ("IFS Acquisition"), pursuant to which IFS Acquisition, a wholly owned subsidiary of Crescent, will be merged with and into the Company (the "IFS Merger"). The Company will be the surviving corporation in the IFS Merger and immediately following the IFS Merger the entire equity interest in the Company will be owned by Crescent. If the IFS Merger is consummated, each share of common stock, par value $0.01 per share, of the Company (each a "Share" and the holders thereof, the "Shareholders") will be converted into the right to receive $3.60 per Share in cash, without interest (the "IFS Merger Consideration"), except (a) Shares owned by IFS Acquisition, (b) Shares owned by Shareholders who perfect appraisal rights in accordance with the Delaware General Corporation Law (the "DGCL") and (c) treasury Shares held by the Company (each Share other than such excluded Shares is a "Public Share" and the holders thereof, the "Public Shareholders"). The receipt of cash for the Public Shares pursuant to the IFS Merger Agreement will be a taxable transaction for United States federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws.

     Enclosed with this letter is a Notice of Special Meeting, Proxy Statement, Proxy Card and return envelope. I urge you to read the enclosed material carefully.

     The Company's Board of Directors appointed a committee on March 11, 1998 consisting of two individual directors who are not directors, officers or employees of Crescent and who are not officers or employees of the Company (the "Special Committee"). The Special Committee has reviewed and considered the proposed IFS Merger and in connection therewith has retained Scott & Stringfellow, Inc. ("Scott & Stringfellow") as its financial advisor.

     YOUR BOARD OF DIRECTORS, BASED UPON THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE OF INDEPENDENT DIRECTORS, HAS APPROVED THE IFS MERGER AS BEING IN THE BEST INTERESTS OF THE COMPANY AND THE PUBLIC SHAREHOLDERS OF

THE COMPANY AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE IFS MERGER AGREEMENT AND APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY.

     The Special Committee has received a written opinion from Scott & Stringfellow, dated May 21, 1998 that, as of the date of such opinion and subject to the considerations set forth therein, the consideration to be received by the Public Shareholders pursuant to the IFS Merger is fair, from a financial point of view, to such Shareholders. THE WRITTEN OPINION OF SCOTT & STRINGFELLOW IS ATTACHED AS ANNEX C TO THE ACCOMPANYING PROXY STATEMENT AND SHOULD BE READ CAREFULLY BY THE SHAREHOLDERS OF THE COMPANY.

     Pursuant to the DGCL, the affirmative vote of at least a majority of all of the outstanding Shares is required to approve and adopt the IFS Merger Agreement. IFS Acquisition owns approximately 67 percent of the Shares and has advised the Company that it will vote its Shares in favor of the approval and adoption of the IFS Merger Agreement. Accordingly, approval and adoption of the IFS Merger Agreement is assured regardless of the vote of any other Shareholder.

     If the IFS Merger is consummated, Section 262 of the DGCL provides that Shareholders who dissent from the proposed IFS Merger and who comply with the other statutory requirements of Section 262 of the DGCL may exercise their appraisal rights and receive in cash, after submitting to the required process of judicial appraisal, the appraised value of their Public Shares (whether that value is more or less than the IFS Merger Consideration).

     Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy and return it in the enclosed postage prepaid envelope to [H. Michael Bush, Secretary] as soon as possible so that your Shares will be represented at the Special Meeting. If you attend the Special Meeting, you may revoke your proxy and vote in person.


                                                   Sincerely,

                                                   [H. Michael Bush]
                                                   Acting President
Bethesda, Maryland
[          ], 1998

                      INTERNATIONAL FRANCHISE SYSTEMS, INC
                            6701 DEMOCRACY BOULEVARD
                                    SUITE 300
                            BETHESDA, MARYLAND 20817

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                TO BE HELD ON [ ]
                                     [ A.M.]

To the Shareholders of
International Franchise Systems, Inc.:

     NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of International Franchise Systems, Inc., a Delaware corporation (the "Company"), will be held at [ ], on [ , 1998] at [ ], local time (the "Special Meeting"), for the following purposes:

1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger (the "IFS Merger Agreement"), dated as of May 19, 1998 among the Company, Crescent Capital, Inc., a Delaware corporation ("Crescent") and IFS Acquisition Corporation, a Delaware corporation ("IFS Acquisition"), pursuant to which IFS Acquisition, a wholly owned subsidiary of Crescent, will be merged with and into the Company (the "IFS Merger"). The Company will be the surviving corporation in the IFS Merger and immediately following the IFS Merger the entire equity interest in the Company will be owned by Crescent. If the IFS Merger is consummated, each share of common stock, par value $0.01 per share, of the Company (each a "Share" and the holders thereof, the "Shareholders") will be converted into the right to receive $3.60 per Share in cash, without interest (the "IFS Merger Consideration"), except (a) Shares owned by IFS Acquisition, (b) Shares owned by Shareholders who perfect appraisal rights in accordance with the Delaware General Corporation Law (the "DGCL") and (c) treasury Shares held by the Company (each Share other than such excluded Shares is a "Public Share" and the holders thereof, the "Public Shareholders"). The receipt of cash for the Public Shares pursuant to the IFS Merger Agreement will be a taxable transaction for United States federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws.

2. To transact such other business as may properly come before the Special Meeting.

     The close of business on [ , 1998] has been fixed as the record date for the determination of Shareholders entitled to notice of and to vote at the Special Meeting.

     Pursuant to the DGCL, the affirmative vote of at least a majority of all of the outstanding Shares is required to approve and adopt the IFS Merger Agreement. IFS Acquisition owns approximately 67 percent of the Shares and has advised the Company that it will vote its Shares in favor of the approval and adoption of the IFS Merger Agreement. Accordingly, approval and adoption of the IFS Merger Agreement is assured regardless of the vote of any other Shareholder.

     If the IFS Merger is consummated, Section 262 of the DGCL provides that Shareholders who dissent from the proposed IFS Merger and who comply with the other statutory requirements of Section 262 of the DGCL may exercise their appraisal rights and receive in cash, after submitting to the required process of judicial appraisal, the appraised value of their Public Shares (whether that value is more or less than the IFS Merger Consideration).

     The Proxy Statement accompanying and forming a part of this notice contains more detailed information with respect to the matters to be considered at the Special Meeting (including a copy of the IFS Merger Agreement which is attached as Annex A thereto).

     Shareholders are invited to attend the Special Meeting. WHETHER OR NOT YOU EXPECT TO ATTEND, WE URGE YOU TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE. If you attend the Special Meeting, you may vote your Shares in person, which will revoke any previously executed proxy.

     If your Shares are held of record by a broker, bank or other nominee and you wish to attend the Special Meeting, you must obtain a letter from such broker, bank or other nominee confirming your beneficial ownership of the Shares and bring it to the Special Meeting. In order to vote your Shares at the Special Meeting, you must obtain from the record holder a proxy issued in your name.

     Your vote is important. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.

                                          By  Order  of the  Board  of
                                          Directors INTERNATIONAL
                                          FRANCHISE SYSTEMS, INC.

                                          [H. Michael Bush]
                                          Secretary
Bethesda, Maryland
[            ], 1998

                      INTERNATIONAL FRANCHISE SYSTEMS, INC.
                            6701 DEMOCRACY BOULEVARD
                                    SUITE 300
                            BETHESDA, MARYLAND 20817

                                 PROXY STATEMENT

     This proxy statement (this "Proxy Statement") is being furnished to the shareholders of International Franchise Systems, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors (the "IFS Board") for use at a special meeting of the Company's shareholders to be held at [ ], on [ , 1998] at [ ], local time, and at any adjournment or postponement thereof (the "Special Meeting").

     At the Special Meeting, the holders (the "Shareholders") of each outstanding share of common stock, par value $0.01 per share, of the Company (the "Shares") will be asked to (i) consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger (the "IFS Merger Agreement"), dated as of May 19, 1998 among the Company, Crescent Capital, Inc., a Delaware corporation ("Crescent") and IFS Acquisition Corporation, a Delaware corporation ("IFS Acquisition"), pursuant to which IFS Acquisition, a wholly owned subsidiary of Crescent, will be merged with and into the Company (the "IFS Merger"); the Company will be the surviving corporation in the IFS Merger and immediately following the IFS Merger the entire equity interest in the Company will be owned by Crescent; and (ii) to transact such other business as may properly come before the Special Meeting. A copy of the IFS Merger Agreement is attached to this Proxy Statement as Annex A.

     If the IFS Merger is consummated, each Share will be converted into the right to receive $3.60 per Share in cash, without interest (the "IFS Merger Consideration"), except that (a) Shares owned by IFS Acquisition, (b) Shares owned by Shareholders who perfect appraisal rights (the "Dissenting Shares") in accordance with the Delaware General Corporation Law (the "DGCL") and (c) treasury Shares held by the Company (the "Treasury Shares") will not be so converted (each Share other than such excluded Shares is a "Public Share" and the holders thereof, the "Public Shareholders"). The receipt of cash for the Public Shares pursuant to the IFS Merger Agreement will be a taxable transaction for United States federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws.

     Pursuant to the DGCL, the affirmative vote of at least a majority of all of the outstanding Shares is required to approve and adopt the IFS Merger Agreement. IFS Acquisition owns approximately 67 percent of the Shares and has advised the Company that it will vote its Shares in favor of the approval and adoption of the IFS Merger Agreement. Accordingly, approval and adoption of the IFS Merger Agreement is assured regardless of the vote of any other Shareholder.

     If the IFS Merger is consummated, Section 262 of the DGCL provides that Shareholders who dissent from the proposed IFS Merger and who comply with the other statutory requirements of Section 262 of the DGCL may exercise their appraisal rights and receive in cash, after submitting to the required process of judicial appraisal, the appraised value of their Public Shares (whether that value is more or less than the IFS Merger Consideration).

     This Proxy Statement and the accompanying form of proxy are first being sent to Shareholders on or about [ , 1998]. Only Shareholders of record as of the close of business on [ , 1998] are entitled to vote at the Special Meeting. Shareholders are entitled to one vote for each Share held of record. On May 15, 1998, there were 7,027,324 Shares outstanding and entitled to vote at the Special Meeting. The presence in person or by proxy of the holders of not less than a majority of the Shares entitled to vote at the Special Meeting will constitute a quorum to transact business at the Special Meeting.

                                TABLE OF CONTENTS

                                                                           Page

TABLE OF CONTENTS..........................................................i-ii

GLOSSARY....................................................................iii

SUMMARY.......................................................................1

INTRODUCTION.................................................................11

THE COMPANIES................................................................11
  The Company................................................................11
  Domino's Store System .....................................................12
  DPG  ......................................................................12
  Crescent...................................................................13
  IFS Acquisition............................................................13

THE SPECIAL MEETING..........................................................14
  Purpose of the Special Meeting ............................................14
  Record Date; Shares Outstanding ...........................................14
  Quorum; Voting at the Special Meeting .....................................14
  Revocability of Proxy......................................................15
  Solicitation of Proxies....................................................16

SPECIAL FACTORS..............................................................16
  General ...................................................................16
  Restructuring of IFS Affiliates............................................16
  Background of the IFS Merger ..............................................17
  Purpose and Structure of the IFS Merger....................................21
  Financing of the IFS Merger................................................21
  Recommendations of the Special Committee and the IFS Board ................22
  Opinion of Scott & Stringfellow ...........................................23
  Certain Effects of the IFS Merger..........................................32
  Plans for the Company After the IFS Merger.................................33
  Interests of Certain Persons in the IFS Merger.............................33
  Related Party Transactions.................................................34
  Indemnification ...........................................................35
  Certain United States Federal Income Tax Consequences of the IFS Merger....35
  Regulatory Approvals ......................................................38
  Dissenters' Appraisal Rights ..............................................38

THE TERMS OF THE IFS MERGER..................................................39
  The IFS Merger ............................................................40
  Effective Time ............................................................40
  Effect of the IFS Merger...................................................40
  Treatment of the Public Shares and IFS Acquisition Shares..................40
  Treatment of the Class B Warrants..........................................41
  Treatment of the Unit Purchase Options.....................................41
  Treatment of Options.......................................................41
  Surrender of Share Certificates............................................42
  Withholding Rights.........................................................43
  Conditions to the IFS Merger; Amendment, Waiver and Termination............43
  Representations and Warranties.............................................45
  Certain Agreements.........................................................46
  Reasonable Efforts.........................................................46
  Indemnification ...........................................................46
  Accounting Treatment.......................................................47

SELECTED FINANCIAL INFORMATION...............................................48

EXECUTIVE COMPENSATION.......................................................49

OWNERSHIP OF EQUITY SECURITIES...............................................51

DIVIDENDS AND PRICE RANGE OF SHARES..........................................53

INDEPENDENT PUBLIC ACCOUNTANTS...............................................54

OTHER MATTERS................................................................54

SHAREHOLDERS' PROPOSALS FOR THE 1998 ANNUAL MEETING..........................55

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................55

AVAILABLE INFORMATION........................................................56


                                     ANNEXES

A. Agreement and Plan of Merger, dated as of May 19, 1998, by and among International Franchise Systems, Inc., Crescent Capital, Inc. and IFS Acquisition Corporation

B.   Section 262 of the Delaware General Corporation Law

C. Fairness Opinion of Scott & Stringfellow, Inc. in connection with the IFS Merger

                            GLOSSARY OF DEFINED TERMS


     "Abacus/Lacosint SPA" means the Agreement for Sale and Purchase for Shares in Domino's Pizza Group Limited between Abacus (C.I.) Limited and Lacosint Establishment and International Franchise Systems, Inc. dated as of June 26, 1997.

     "Certificate of Merger" means the certificate of merger filed with the Secretary of State for the State of Delaware in connection with the IFS Merger.

     "Class B Warrant" means the Company's Class B Redeemable Common Stock Purchase Warrants entitling the holder thereof to purchase from the Company one Share at an exercise price of $10.00 per Share until and including December 8, 1999.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commissary" means the production facility and wholesale supply business operated by DPG for all Domino's Stores in the Territory pursuant to the Commissary Agreement.

     "Commissary Agreement" means the Know-How and Technical Knowledge, License and Managerial Agreement, by and between DPII and DPG, dated as of December 29, 1993.

     "Company"  means   International   Franchise  Systems,   Inc.,  a  Delaware
corporation.

     "Crescent" means Crescent Capital, Inc., a Delaware corporation.

     "Crescent Public Shareholders" means the holders of the Crescent Public Shares.

     "Crescent Public Shares" means the shares of Class A Common Stock of Crescent held by parties other than WLP.

     "DGCL" means the Delaware General Corporation Law.

     "Dissenting   Shares"  means  Shares  owned  by  Shareholders  who  perfect appraisal rights in accordance with the DGCL.

     "Domino's SPA" means the Stock Purchase Agreement, dated as of May 26, 1997, between DPII and the Company pursuant to which DPII purchased 300,000 restricted Shares.

     "Domino's Stores" means the pizza stores owned, operated and/or franchised in the Territory by the Company.

     "DPG" means Domino's Pizza Group Limited, a United Kingdom corporation.

     "DPI" means Domino's Pizza, Inc., Delaware corporation.

     "DPII" means Domino's Pizza International, Inc., a Delaware corporation.

     "Effective Time" means the date and time the IFS Merger becomes effective, which shall be the time the Certificate of Merger is duly filed with the Secretary of State for the State of Delaware, or such other time as the parties agree shall be specified in the Certificate of Merger.

     "Engagement   Letter"  means  the   engagement   letter   between  Scott  &
Stringfellow and the Company, dated as of March 19, 1998.

     "Englewood" means Englewood Consulting Corporation.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "IFS" means International Franchise Systems, Inc., a Delaware corporation.

     "IFSAC" means IFS Acquisition Corporation.

     "IFS   Acquisition"   means  IFS   Acquisition   Corporation,   a  Delaware
corporation.

     "IFS Merger" means the merger contemplated in the IFS Merger Agreement, pursuant to which IFS Acquisition, a wholly-owned subsidiary of Crescent, will be merged with and into the Company.

     "IFS Merger Agreement" means the Agreement and Plan of Merger, dated as of May 19, 1998 by and among the Company, Crescent and IFS Acquisition.

     "IFS Merger Consideration" means $3.60 per Share in cash, without interest.

     "IFS Merger Proposal" means the IFS Merger Agreement and the transactions contemplated thereby.

     "Indemnified Parties" means each present or former director and officer of the Company.

     "IRS" means the Internal Revenue Service.

     "LLC" means ______ Limited Liability Company, a Delaware limited liability company.

     "LLG&M" means LeBoeuf, Lamb, Greene & MacRae, L.L.P.

     "Master Franchise Agreement" means the master franchise agreement dated December 29, 1993 by and between DPII and DPG.

     "Merger" means the IFS Merger.

     "Options" means the options issued under any of the Stock Option Plans.

     "Patterson" means Patterson Travis, Inc.

     "Paying Agent" means Jersey Transfer & Trust Co.

     "Public Shareholders" means the holders of the Public Shares.

     "Public Shares" means the Shares, other than: (i) the Shares owned by IFS Acquisition; (ii) Shares owned by Shareholders who perfect appraisal rights in accordance with the DGCL; and (iii) Treasury Shares held by the Company.

     "RBS Facility" means the British Pound denominated secured term-loan for approximately $13 million to be provided by RBS.

     "RBS" means the Royal Bank of Scotland.

     "Record Date" means the close of business on __________, 1998.

     "RSS&M" means Reed Smith Shaw & McClay LLP.

     "Scott & Stringfellow" means Scott & Stringfellow, Inc.

     "SEC" means the United States Securities and Exchange Commission.

     "Share" means the shares of common stock, par value $0.01 per share, of the Company.

     "Share Certificate" means the certificates of common stock representing the Shares.

     "Shareholders" means the holders of the Shares.

     "Special Committee" means the special committee of independent directors appointed by the Company's Board of Directors on March 11, 1998 to evaluate the merger proposal.

     "Special Meeting" means the special meeting of the Shareholders of the Company, to be held at _____, on _____ at _____, local time.

     "Stock Option Plan" means the 1994 Stock Incentive Plan, 1997 Stock Incentive Plan, 1995 Non-Employee Directors Plan, 1997 Non-Employee Directors Plan and 1995 Consultants and Advisors Incentive Plan.

     "Territory" means the United Kingdom, Northern Ireland and the Republic of Ireland.

     "Treasury Shares" means Shares held by the treasury of the Company.

     "Unit Purchase Option Expiration Date" means December 8, 1999

     "Unit Purchase Option" means the 107, 732 options to purchase one Share of the Company and one Class B Redeemable Common Stock Purchase Warrant issued to Patterson Travis, Inc.

     "Unit" means one Share of the Company and one Class B Redeemable Common Stock Purchase Warrant.

     "WLP" means Woodland Limited Partnership, a Delaware limited partnership whose general partner is Woodland Group.

     "Woodland Group" means Woodland Group, Inc., a Delaware corporation, and the general partner of WLP.

                                     SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement, including the Annexes hereto, which are a part of this Proxy Statement. This summary is not, and is not intended to be, complete in itself. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in or incorporated by reference into this Proxy Statement. Capitalized terms used but not defined in this Summary shall have the meanings ascribed to them elsewhere in this Proxy Statement. Shareholders are encouraged to read carefully all of the information contained in this Proxy Statement, including the Annexes hereto.

                                  THE COMPANIES

The Company. The Company and its subsidiaries have the exclusive right to own, operate and franchise Domino's pizza stores ("Domino's Stores") in the United Kingdom, Northern Ireland and the Republic of Ireland (the "Territory") pursuant to a master franchise agreement (the "Master Franchise Agreement"), dated as of December 29, 1993, with Domino's Pizza International, Inc. ("DPII"), a wholly-owned subsidiary of Domino's Pizza, Inc., a [Delaware] corporation ("DPI"). The Company also has the right to operate a fresh pizza dough production facility and wholesale supply business (the "Commissary") for all Domino's Stores in the Territory pursuant to an agreement with DPII (the "Commissary Agreement").

     The Company is a Delaware corporation incorporated on October 22, 1993. In December 1993, the Company acquired Domino's Pizza Group Limited ("DPG"), the United Kingdom subsidiary of the U.S.-based parent company, DPI, which included existing operations, the rights as subfranchisor to 77 franchise agreements for Domino's Stores, assets relating to the Commissary and assets relating to the existing franchise operation. As of March 29, 1998, the Company is operating 159 Domino's Stores in the Territory.

     Domino's Stores in the Territory sell pizzas which are made primarily of fresh ingredients. The Commissary supplies Domino's Stores with fresh dough, real mozzarella cheese, a proprietary mix of tomato sauce and spices and high quality fresh toppings. The Company has expanded its existing commissary facility with additional capacity and state-of-the-art food handling equipment. In addition, in October, 1996, the Company opened a second distribution center in the north of England.

     The Company is a subsidiary of Crescent. As of May 15, 1998, Crescent owned 4,700,000 restricted Shares or approximately 67 percent of the total Shares issued and
outstanding.  On [           , 1998] Crescent contributed all its Shares to IFS
Acquisition in exchange for 100 percent of the shares of IFS Acquisition.

     Pursuant to a Stock Purchase Agreement, dated as of May 26, 1997 (the "Domino's SPA") by and between Domino's Pizza International, Inc. and International Franchise Systems, Inc., DPII purchased 300,000 restricted Shares.

     As a group, the directors and officers of the Company own approximately 140,080 Shares or just under 2 percent of the Shares (not including any Shares which may be deemed owned by Mr. Colin Halpern through Crescent).

     The address of the Company is 6701 Democracy Boulevard, Suite 300, Bethesda, Maryland 20817. The Company's telephone number is (301) 897-4870.

Dominos Store System. DPI opened its first store in 1960 and today is the world's leader in pizza delivery, with over 5,952 company-owned and franchised stores as of December 31, 1997. It had system-wide revenues of approximately $3.2 billion for the fiscal year 1997.

DPG. DPG was organized in the United Kingdom on December 13, 1993, to hold all of the assets, including the franchise agreements, relating to DPI's franchise operations in the Territory. On December 30, 1993, the Company purchased all of the issued and outstanding stock of DPG from Tuskpride, a subsidiary of DPI which owned the stock of DPG.

     In June 1997, pursuant to the Agreement for Sale and Purchase for Shares in Domino's Pizza Group Limited between Abacus (C.I.) Limited and Lacosint Establishment and International Franchise Systems, Inc., dated as of June 26, 1997 ("Abacus/Lacosint SPA"), certain entities controlled by British businessman Mr. Nigel Wray purchased 180,000 shares or approximately 15 percent of DPG's common stock from the Company for a purchase price of approximately $3 million. In addition, one of the entities controlled by Mr. Wray was granted a stock option to purchase a further 60,000 shares, or approximately 5 percent of DPG's common stock, for an aggregate purchase price of $1.5 million. The option exercise period commenced on June 26, 1997 and terminates on June 26, 1999.

     The registered office of DPG is situated at 41 Vine Street, London, EC3N 2AA, United Kingdom.

Crescent. Crescent is a publicly held corporation incorporated in the state of Delaware on January 15, 1991. The only business of Crescent is the holding of Shares.

     Crescent is a subsidiary of Woodland Limited Partnership, a Delaware limited partnership ("WLP"). WLP owns approximately 92 percent of the issued and outstanding shares of common stock of Crescent. The general partner of WLP is Woodland Group, Inc. ("Woodland Group"), a Delaware corporation which is controlled by members of Mr. Colin Halpern's immediate family. Therefore, Crescent, through WLP and its general partner Woodland Group, is controlled by members of Mr. Halpern's immediate family.

     Due to the capital structures of the Company and Crescent, both the Company and IFS Acquisition are under the common control of Crescent. Through its control of Crescent, WLP has indirect voting control over the Company and, consequently, can determine the vote on any matter submitted for Shareholder approval.

     The address of Crescent is 6701 Democracy Boulevard, Suite 300, Bethesda, Maryland 20817. Crescent's telephone number is (301) 530-1708.

IFS Acquisition. IFS Acquisition was incorporated in the state of Delaware on March 4, 1998. IFS Acquisition is a wholly owned subsidiary of Crescent and was incorporated for the sole purpose of effecting the IFS Merger. IFS Acquisition has had no prior business and upon consummation of the IFS Merger its separate corporate existence will cease.

     On  [  ,  1998]  Crescent   contributed  its  Shares  to  IFS  Acquisition.
Consequently, as of [ , 1998] IFS Acquisition owns 4,700,000 Shares or approximately 67 percent of the issued and outstanding Shares.

     The address of IFS Acquisition is 6701 Democracy Boulevard, Suite 300, Bethesda, Maryland 20817. IFS Acquisition's telephone number is (301) 530-1708.


                               THE SPECIAL MEETING

Time, Date and Place. The Special Meeting will be held at [ ], on [ , 1998], at [ ], local time.

Purpose of the Special Meeting. Shareholders will be asked to consider and vote upon the proposal to adopt and approve the IFS Merger Agreement and the transactions contemplated thereby (the "IFS Merger Proposal"). A copy of the IFS Merger Agreement is attached to this Proxy Statement as Annex A. The attorneys-in-fact named in the accompanying proxy also will have discretionary authority to vote upon other business, if any, that properly comes before the Special Meeting. See "THE SPECIAL MEETING -- Purpose of the Special Meeting."

Record Date; Shares Outstanding. The Shareholders of record at the close of business on [ , 1998] (the "Record Date") are entitled to notice of and to vote at the Special Meeting. There were 7,027,324 Shares outstanding and entitled to vote as of the Record Date. Each Share is entitled to one vote with respect to all matters presented at the Special Meeting. As of the Record Date, the Company's directors and executive officers owned 140,080 Shares (which is just under 2 percent of the outstanding Shares on the Record Date) (not including any Shares which may be deemed owned by Mr. Colin Halpern through Crescent) all of which are expected to be voted FOR the IFS Merger Proposal. As of the Record Date, IFS Acquisition owned 4,700,000 Shares, all of which will be voted FOR the adoption of the IFS Merger Proposal. See "THE SPECIAL MEETING -- Record Date; Shares Outstanding."

Quorum; Voting at the Special Meeting. The presence, in person or by proxy, of the holders of a majority of the Shares entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting. The affirmative vote of the holders of at least a majority of the outstanding Shares is required to adopt and approve the IFS Merger Proposal. IFS Acquisition owns approximately 67 percent of the Shares and has advised the Company that it will vote its Shares in favor of the approval and adoption of the IFS Merger Agreement. Accordingly, approval and adoption of the IFS Merger Agreement is assured regardless of the vote of any other Shareholder. See "THE SPECIAL MEETING -- Quorum; Voting at the Special Meeting."

Revocability of Proxy. Any Shareholder who executes and returns a proxy may revoke such proxy at any time before it is voted by: (i) filing with the Secretary of the Company, at or before the Special Meeting, a written notice of revocation bearing a later date than such proxy; (ii) duly executing a subsequent proxy relating to the same Shares and delivering it to the Secretary of the Company at or before the Special Meeting with a subsequent date; or (iii) attending the Special Meeting and voting in person by ballot. Attendance at the Special Meeting will not, in and of itself, constitute revocation of such proxy. See "THE SPECIAL MEETING -- Revocability of Proxy."


                                 SPECIAL FACTORS

Background of the Merger. For a description of the events leading to the approval and adoption of the IFS Merger Agreement by the IFS Board, see "SPECIAL FACTORS -- Background of the IFS Merger."

Restructuring of IFS Affiliates. Contemporaneously with the IFS Merger, Crescent intends to repurchase all outstanding shares of common stock of Crescent currently held by parties other than WLP (the "Crescent Public Shares" and the holders thereof, the "Crescent Public Shareholders"). It is anticipated that the purchase of the Crescent Public Shares will be accomplished through the individual solicitation of the Crescent Public Shareholders by Crescent officers or directors and the purchase and sale of the Crescent Public Shares will close at the same time as the IFS Merger. As a result of the repurchase of the Crescent Public Shares, registration of Crescent under the Securities Exchange Act of 1934, as amended (the "Exchange Act") will be terminated and Crescent will no longer be required to file periodic reports with the United States Securities and Exchange Commission (the "SEC"). See "SPECIAL FACTORS -- Restructuring of IFS Affiliates."

Purpose and Structure of the Merger. The purpose of the IFS Merger is the acquisition of the Public Shares by Crescent, which represent all of the remaining equity interest in the Company not currently owned by Crescent. For a description of the reasons for such acquisition by Crescent, see "SPECIAL FACTORS -- Purpose and Structure of the IFS Merger." The acquisition from the Public Shareholders of the equity interest represented by the Public Shares outstanding as of the Effective Time, as defined in "SPECIAL FACTORS -- General", is structured as a cash-out merger in order to transfer ownership of that equity interest to Crescent is a single transaction.

Recommendations of the Special Committee and the IFS Board. A Special Committee of two directors of the Company who are not directors, officers or employees of Crescent or officers or employees of the Company concluded that the terms of the IFS Merger are fair to the Public Shareholders.

     The IFS Board reviewed the terms and conditions of the IFS Merger Agreement and, based on the recommendation of the Special Committee, determined that the IFS Merger Proposal is advisable and in the best interests of the Public Shareholders. The IFS Board unanimously approved the IFS Merger Agreement, and the transactions contemplated thereby, and unanimously recommends that the Shareholders vote for the IFS Merger Proposal.

     For a discussion of the factors considered by the Special Committee and the
IFS  Board  in  making   their   recommendations,   see   "SPECIAL   FACTORS  --
Recommendations of the Special Committee and the IFS Board."

Opinion of Scott & Stringfellow. Scott & Stringfellow, Inc. ("Scott & Stringfellow") delivered a written opinion on May 21, 1998, to the Special Committee to the effect that, as of the date of such opinion, the consideration to be received by the Public Shareholders pursuant to the IFS Merger Agreement was fair from a financial point of view to such Public Shareholders. Each Shareholder should carefully read "SPECIAL FACTORS -- Opinion of Scott & Stringfellow" and the opinion of Scott & Stringfellow, dated as of May 21, 1998 in its entirety. A copy of such opinion, setting forth the assumptions made, the matters considered, the scope and limitations on the review undertaken and the procedures followed by Scott & Stringfellow in rendering such opinion, is attached as Annex C to this Proxy Statement.

Certain Effects of the Merger. Upon consummation of the IFS Merger, each Public Share will be converted into the right to receive the IFS Merger Consideration, without interest, and the Public Shareholders will cease to have any ownership interest in the Company or rights as Shareholders. The Public Shareholders will no longer benefit from any increase in the value of the Company and will no longer bear the risk of any decrease in the value of the Company. Following the IFS Merger, Crescent will own 100 percent of the equity interests in the Company.

     As a result of the IFS Merger, the Company will be privately held and there will be no public market for the Shares. Upon consummation of the IFS Merger, the Shares will cease to be traded and registration of the Shares under the Exchange Act will be terminated. See "SPECIAL FACTORS -- Certain Effects of the IFS Merger."

Plans for the Company After the IFS Merger. For a discussion of Crescent's plans for the Company and its subsidiaries after the IFS Merger, see "SPECIAL FACTORS -- Plans for the Company After the IFS Merger."

Interests of Certain Persons in the IFS Merger. For a discussion of the interests of certain directors and employees of the Company in the IFS Merger, see "SPECIAL FACTORS -- Interests of Certain Persons in the IFS Merger."

Related Party Transactions. For a discussion of current relationships and certain transactions among certain executive officers and directors of the Company and affiliates of the Company and the Company, see "SPECIAL FACTORS -- Related Party Transactions."

Indemnification. For a discussion of certain agreements by the Company with respect to the indemnification of directors and officers of the Company, see "SPECIAL FACTORS -- Indemnification."

Certain United States Federal Income Tax Consequences of the IFS Merger. The receipt of cash for the Public Shares pursuant to the IFS Merger Agreement will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws. The Public Shareholders should consult their own tax advisors regarding the United States federal income tax consequences of the IFS Merger, as well as any tax consequences under the laws of any state or other jurisdiction. The Company will not recognize any gain or loss as a result of the IFS Merger for United States federal income tax purposes. See "SPECIAL FACTORS -- Certain United States Federal Income Tax Consequences of the IFS Merger."

Regulatory Approvals. No federal or state regulatory approvals are required to be obtained, nor any regulatory requirements complied with, in connection with consummation of the IFS Merger by any party to the IFS Merger Agreement, except for the requirements of the DGCL in connection with shareholder approvals of the IFS Merger Agreement and the requirements of the federal securities laws.

Dissenters' Appraisal Rights. Section 262 of the DGCL provides that Shareholders who dissent from the proposed IFS Merger and who comply with the other statutory requirements of Section 262 of the DGCL may exercise their appraisal rights and receive in cash, after submitting to the required process of judicial appraisal, the appraised value of their Public Shares (whether that value is more or less than the IFS Merger Consideration). See "SPECIAL FACTORS -- Dissenters' Appraisal Rights."


                                 THE IFS MERGER

General. Upon the terms and subject to the conditions of the IFS Merger Agreement, IFS Acquisition will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Crescent. For a detailed discussion, see "THE TERMS OF THE IFS MERGER."

Effective Time of Merger. Pursuant to the IFS Merger Agreement, the Effective Time will occur upon the filing of the Certificate of Merger with the Secretary of State for the State of Delaware, or at such other time as the parties to the IFS Merger Agreement agree shall be specified in the Certificate of Merger (the "Effective Time").

Treatment of Public Shares in the IFS Merger. Each outstanding Public Share (other than the Dissenting Shares) at the Effective Time of the IFS Merger will be converted into the right to receive the IFS Merger Consideration ($3.60 per Share in cash, without interest).

Exchange of Share Certificates. As soon as reasonably practicable after the Effective Time, IFS Acquisition will instruct Jersey Transfer & Trust Co. (the "Paying

Agent") to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares ("Share Certificates"): (i) a letter of transmittal to be used by such holder in forwarding such holder's Share Certificates to the Paying Agent and (ii) instructions for effecting the surrender of such holder's Share Certificates in exchange for the IFS Merger Consideration. Upon surrender to the Paying Agent of a Share Certificate for cancellation, together with such letter of transmittal, duly executed, the holder of such Share Certificate will be entitled to receive the IFS Merger Consideration which such holder has the right to receive in respect of the Share Certificate surrendered, and the Share Certificate so surrendered will be canceled. HOLDERS OF SHARE CERTIFICATES SHOULD NOT SEND IN THEIR SHARE CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.

Conditions to the Merger. The respective obligations of the Company and IFS Acquisition to effect the IFS Merger are subject to the satisfaction or waiver of certain conditions described in the IFS Merger Agreement and elsewhere herein. None of the parties to the IFS Merger Agreement has any present intention to waive any material condition to the IFS Merger.

Termination. The IFS Merger Agreement may be terminated at any time prior to the Effective Time of the IFS Merger, whether before or after Shareholder approval, by the mutual written consent of the Special Committee, the IFS Board, the Crescent Board and IFS Acquisition or by certain of the parties under certain circumstances as described in the IFS Merger Agreement and elsewhere herein.

Accounting Treatment. The IFS Merger will be accounted for as a "purchase" as such term is used under generally accepted accounting principles for accounting and financial reporting purposes.


                     DIVIDEND AND PRICE RANGE OF THE SHARES

The Company. The Company's Shares are traded separately and as part of a unit (a "Unit") which includes one Share, and one warrant to purchase one Share through December 9, 1999 at $10.00 per Share (a "Class B Warrant"). The Company's Units, Shares and Class B Warrants are listed on the OTC Bulletin Board, an inter-dealer, over-the-counter market, under the symbols DOMSU, DOMS, and DOMSZ. Quotes for stock traded on the OTC Bulletin Board are not listed in newspapers.

The high and low bid prices of the Units and Common Stock, as reported by Nasdaq, were as follows:




                                                Common                                  Units
                                        High                Low                High                 Low

1998
1st Quarter                            $2.625              $2.00              $3.50                $1.75
2nd Quarter (through May 15,            3.2815              2.25                No                   No
1998)                                                                         Trading              Trading

1997
1st Quarter                            $1.3125             $0.50              $1.25                $0.50
2nd Quarter                             2.25                1.13               2.13                 1.19
3rd Quarter                             2.38                1.13               2.31                 1.25
4th Quarter                             2.88                1.75               2.38                 1.56

1996
1st Quarter                            $1.87               $0.50              $2.00                $0.62
2nd Quarter                             1.50                0.62               1.50                 0.62
3rd Quarter                             1.75                0.62               1.75                 0.62
4th Quarter                             1.25                0.50               1.25                 0.50

1995
1st Quarter                            $ ---               $ ---              $6.25                $5.75
(beginning January 11, 1995)
2nd Quarter                             5.00                5.00               6.375                5.50
(beginning June 23, 1995)
3rd Quarter                             6.125               5.00               7.00                 5.125
4th Quarter                             8.00                0.75               8.25                 0.875


     These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Quotations have been obtained through Standard & Poor's Comstock.

     The Company has not paid any cash dividends on its Shares and does not intend to pay cash dividends on its Shares for the foreseeable future.

     Crescent. Crescent Class A Common Stock has never been listed and no trading market has ever developed.

     Crescent has not paid any cash dividends on its Class A Common Stock and does not intend to pay cash dividends on its Class A Common Stock for the foreseeable future.

                         SELECTED FINANCIAL INFORMATION

     The  following  selected  financial  information  for  the 52  weeks  ended
December 28, 1997 and December 29, 1996 has been derived from the audited consolidated financial statements of the Company. The selected financial information set forth below for the 13 weeks ended March 29, 1998 and March 30, 1997 has been derived from the unaudited consolidated quarterly financial statements of the Company. The selected financial information set forth below should be read in conjunction with the historical financial statements and related notes of the Company incorporated by reference into this Proxy Statement.

Financial Year

Statement of Operations Data (US$):


                                                                            52 Weeks Ended December
                                                          --------------------------------------------------------

                                                                  28, 1997                  29, 1996
                                                          --------------------------------------------------------

Revenues................................................                 28,360,981                21,239,834
Income from Continuing Operations.......................                  2,508,683                   514,029
Net Income per Share from Continuing Operations.........                       0.36                      0.08

                                                                            52 Weeks Ended December
                                                          --------------------------------------------------------

Balance Sheet Data (US$):                                         28, 1997                  29, 1996
                                                          --------------------------------------------------------


Total Assets............................................                 16,768,734                13,470,170
Long-Term Debt..........................................                  1,515,252                   460,240
Total Stockholder's Equity..............................                  8,598,120                 7,179,374

Quarterly

Statement of Operations Data (US$):

                                                                                 13 Weeks
                                                          --------------------------------------------------------

                                                              December 29, 1997         December 30, 1996
                                                                      to                        to
                                                                March 29, 1998            March 30, 1997
                                                          --------------------------------------------------------

Revenues.................................................                  7,719,397                6,694,399
Income from Continuing Operations........................                     74,939                  144,468
Net Income per Share from Continuing Operations..........                       0.01                     0.02

                                                                                 13 Weeks
                                                          --------------------------------------------------------

Balance Sheet Data (US$):                                     December 29, 1997         December 30, 1996
                                                                      to                        to
                                                                March 29, 1998            March 30, 1997
                                                          --------------------------------------------------------

Total Assets.............................................                 17,346,618               16,768,734
Long-Term Debt...........................................                  1,421,091                1,515,252
Total Stockholder's Equity...............................                  8,674,836                8,598,120

                                  INTRODUCTION

     This Proxy Statement is being furnished to Shareholders in connection with the solicitation of proxies by the IFS Board for use at the Special Meeting. Each copy of this Proxy Statement mailed to a Shareholder is accompanied by a form of proxy for use at the Special Meeting. The Special Meeting is scheduled to be held at [ ], on [ , 1998], at [ ] local time.

     SHAREHOLDERS ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED POSTAGE PAID ENVELOPE.


                                  THE COMPANIES

The Company. The Company and its subsidiaries have the exclusive right to own, operate and franchise Domino's Stores in the Territory pursuant to the Master Franchise Agreement with DPII. The Company also has the right to operate the Commissary, a fresh pizza dough production facility and wholesale supply business, for all Domino's Stores in the Territory pursuant to an agreement with DPII.

     The Company is a Delaware corporation, incorporated on October 22, 1993. In December 1993, the Company acquired DPG, which included existing operations, the rights as subfranchisor to 77 franchise agreements for Domino's Stores, assets relating to the Commissary and assets relating to the existing franchise operations. As of March 29, 1998, the Company is operating 159 Domino's Stores in the Territory.

     Domino's Stores in the Territory sell pizzas which are made primarily of fresh ingredients. The Commissary supplies Domino's Stores with fresh dough, real mozzarella cheese, a proprietary mix of tomato sauce and spices and high quality fresh toppings. The Company has expanded its existing commissary facility with additional capacity and state-of-the-art food handling equipment. In addition, in October 1996, the Company opened a second distribution center in the north of England.

     The  Company  is  a  subsidiary  of  Crescent.   Crescent  owned  4,700,000
restricted Shares or approximately 67 percent of the total Shares issued and outstanding. On [ , 1998] Crescent contributed all its Shares to IFS Acquisition in exchange for 100 percent of the shares of IFS Acquisition.

     Pursuant to the Domino's SPA, DPII purchased 300,000 restricted Shares.

     As a group, the directors and officers of the Company own approximately 140,080 Shares or just under 2 percent of the Shares (not including any Shares which may be deemed owned by Mr. Colin Halpern through Crescent).

     The principal executive office of the Company is located at 6701 Democracy Boulevard, Suite 300, Bethesda, Maryland 20817. The Company's telephone number is (301) 897-4870.

Domino's Store System. DPI opened its first store in 1960 and today is the world's leader in pizza delivery, with over 5,952 company-owned and franchised stores as of December 31, 1997. It had system-wide revenues of approximately $3.2 billion for the year 1997.

     The Company acquired the rights to the Territory from DPII in December 1993. Since that time, the relationship between the Company and DPII has been governed principally by the Master Franchise Agreement. The initial term of the Master Franchise Agreement runs from December 31, 1995 through December 31, 2006.

     DPII and the Company entered into the Domino's SPA, whereby IFS agreed to sell to DPII 300,000 Shares in consideration for royalty concessions under the Master Franchise Agreement. The Domino's SPA provides that DPII may not sell, transfer or otherwise dispose of its shares before May 26, 2001 and any transferee receiving stock in violation of this prohibition will have no rights with respect to the shares. Under the Domino's SPA, DPII has the right to put the 300,000 Shares to the Company for $1.2 million ($4.00 per share) commencing on May 27, 2001 and the Company has the right to purchase the 300,000 Shares at anytime prior to May 26, 2001 for the same price.

     Pursuant to the Commissary Agreement, DPII has agreed to provide the Company, on an ongoing basis, all information and materials necessary to make the Company familiar with the methods used to operate and manage a Domino's commissary. The Company must maintain the confidentiality of such information and, subject to limited exceptions, cannot use it in any other business. The Commissary Agreement has a term co-extensive with the Master Franchise Agreement, with termination and default provisions and restrictions on transfers substantially similar to those contained in the Master Franchise Agreement.

DPG. DPG was organized in the United Kingdom on December 13, 1993, to hold all of the assets, including the franchise agreements, relating to DPI's franchise operations in the Territory. On December 30, 1993, the Company purchased all of the issued and outstanding stock of DPG from Tuskpride, a subsidiary of DPI which owned the stock of DPG.

     In June 1997, pursuant to the Abacus/Lacosint SPA certain entities controlled by British businessman Mr. Nigel Wray, purchased 180,000 shares or approximately 15 percent of DPG's common stock from the Company for a purchase price of approximately $3 million. In addition, one of the entities controlled by Mr. Wray was granted a stock option to purchase a further 60,000 shares or approximately 5 percent of DPG's common stock for an aggregate purchase price of approximately $1.5 million. The option exercise period commenced on June 26, 1997 and terminates on June 26, 1999.

     The registered office of DPG is situated at 41 Vine Street, London, EC3N 2AA, United Kingdom.

Crescent. Crescent is a publicly held corporation incorporated in the state of Delaware on January 15, 1991. The only business of Crescent is the holding of Shares.

     Crescent is a subsidiary of WLP, whose general partner is the Woodland Group. WLP owns approximately 92 percent of the issued and outstanding common stock of Crescent. The general partner of WLP is Woodland Group, Inc., a Delaware corporation which is controlled by members of Mr. Colin Halpern's immediate family. Therefore, Crescent, through WLP and its general partner Woodland Group, is controlled by members of Mr. Halpern's immediate family.

     Due to the capital structures of the Company and Crescent, both the Company and IFS Acquisition are under the common control of Crescent. Through its control of Crescent, WLP has indirect voting control over the Company and, consequently, can determine the vote on any matter submitted for Shareholder approval.

     The address of Crescent is 6701 Democracy Boulevard, Suite 300, Bethesda, Maryland 20817. Crescent's telephone number is (301) 530-1708.

IFS Acquisition. IFS Acquisition was incorporated in the state of Delaware on March 4, 1998. IFS Acquisition is a wholly owned subsidiary of Crescent and was incorporated for the sole purpose of effecting the IFS Merger. IFS Acquisition has had no prior business and upon consummation of the IFS Merger, its separate corporate existence will cease.

     On  [  ,  1998]  Crescent   contributed  its  Shares  to  IFS  Acquisition.
Consequently, as of [ , 1998] IFS Acquisition owns 4,700,000 Shares or approximately 67 percent of the issued and outstanding Shares.

     The address of IFS Acquisition is 6701 Democracy Boulevard, Suite 300, Bethesda, Maryland 20817. IFS Acquisition's telephone number is (301) 897-4870.


                               THE SPECIAL MEETING

Purpose of the Special Meeting. At the Special Meeting, Shareholders will be asked to consider and vote upon the proposal to approve and adopt the IFS Merger Agreement and the transactions contemplated thereby. Shareholders will also be asked to transact such other business as may properly come before the Special Meeting.

     The IFS Board, based upon the factors described elsewhere herein, including the fairness opinion of Scott & Stringfellow and the recommendations of the Special Committee, has concluded that the IFS Merger Agreement and the transactions contemplated thereby are advisable and in the best interests of the Shareholders and has approved the IFS Merger Agreement and the transactions contemplated thereby. THE IFS BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE IFS MERGER PROPOSAL AT THE SPECIAL MEETING.

Record Date; Shares Outstanding. The close of business on [ , 1998] has been fixed as the Record Date for the determination of the Shareholders entitled to notice of and to vote at the Special Meeting. On the Record Date, there were 7,027,324 Shares issued and outstanding and entitled to vote at the Special Meeting. All directors and executive officers of the Company are expected to vote, or cause to be voted, all Shares over which they exercise voting control (an aggregate of 140,080 Shares which is just under 2 percent of the outstanding Shares on the Record Date (not including any Shares which may be deemed owned by Mr. Colin Halpern through Crescent)) FOR the adoption of the IFS Merger Proposal. In addition, IFS Acquisition will vote all its Shares FOR the adoption of the IFS Merger Proposal.

Quorum; Voting at the Special Meeting. The presence, either in person or by proxy, of the holders of a majority of the Shares entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. The adoption of the IFS Merger Agreement requires the affirmative vote of at least a majority of the outstanding Shares. Votes may be cast for or against the IFS Merger Agreement or Shareholders may abstain from voting. IFS Acquisition owns approximately 67 percent of the Shares and has advised the Company that it will vote its Shares in favor of the approval and adoption of the IFS Merger Agreement. Accordingly, approval and adoption of the IFS Merger Agreement is assured regardless of the vote of any other Shareholder.

     At the Special Meeting, abstentions and "broker non-votes" will be counted for purposes of determining the presence or absence of a quorum. An abstention with respect to the IFS Merger will have the effect of a vote against the IFS Merger Agreement. A "broker non-vote" will occur when a broker holding Shares in street name (i.e., as nominee for the beneficial owner) returns an executed proxy (or voting directions) indicating that the broker does not have discretionary authority to vote on a proposal. Under the DGCL, a "broker non-vote" is counted as present for quorum purposes but is not considered entitled to vote on the specified matter. Therefore, "broker non-votes" generally have no effect on the outcome of a vote on a specific matter. However, because the adoption of the IFS Merger Agreement requires the affirmative vote of a specified minimum percentage of all of the outstanding Shares, rather than the vote of a specified percentage of the Shares present at the meeting and entitled to vote, "broker non-votes" will have the effect of votes against the adoption of the IFS Merger Agreement.

     Proxies will be voted as specified by the Shareholders. If a Shareholder does not return a signed proxy, such Shareholder's Shares will not be voted. Shareholders are urged to mark the appropriate box on the form of proxy enclosed herewith to indicate how their Shares are to be voted. Each Shareholder is entitled to cast one vote per Share held by such Shareholder on each matter to be voted upon at the Special Meeting. If a Shareholder returns a signed proxy, but does not indicate how such Shareholder's Shares are to be voted, the Shares represented by the proxy will be voted FOR the adoption of the IFS Merger Proposal. The proxy also confers discretionary authority on the attorneys-in-fact named in the accompanying form of proxy to vote the Shares represented thereby on any other matter that may properly arise at the Special Meeting, including consideration of a motion to adjourn or postpone the Special Meeting to another time and/or place.

     Revocability of Proxy. Returning a signed proxy will not affect the rights of a Shareholder to attend the Special Meeting and vote in person. Any Shareholder who executes and returns a proxy may revoke such proxy at any time before it is voted by: (i) filing with the Secretary of the Company, at or before the Special Meeting, a written notice of revocation bearing a later date than such proxy; (ii) duly executing a subsequent proxy relating to the same Shares and delivering it to the Secretary of the Company at or before the Special Meeting with a subsequent date; or (iii) attending the Special Meeting and voting in person by ballot. Attendance at the Special Meeting will not, in and of itself, constitute revocation of such proxy.

     In the event that a quorum is not present at the Special Meeting when convened, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn the Special Meeting by a vote of the majority of the Shares represented at such meeting with respect to such adjournment. The attorneys-in-fact named in the enclosed form of proxy will vote all Shares for which they have voting authority in favor of such adjournment.

     As of the date of this Proxy Statement, the IFS Board does not know of any other matters to be presented for action by the Shareholders at the Special Meeting. If, however, any other matters not now known are properly brought before the Special Meeting, the attorneys-in-fact named in the accompanying proxy will vote the proxies upon such matters according to their discretion and best judgment.

Solicitation of Proxies. Pursuant to the IFS Merger Agreement, the entire cost of the Company's solicitation of proxies and surrender of the Public Shares will be borne by Crescent. In addition to solicitations by mail, solicitations may also be made by personal interview, facsimile transmission, telegram and telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company will reimburse them for their customary expenses in so doing.


                                 SPECIAL FACTORS

General. Upon the terms and subject to the conditions of the IFS Merger Agreement, IFS Acquisition will acquire the Company in a business combination in which IFS Acquisition will merge with and into the Company, which will thereupon become a wholly owned subsidiary of Crescent. The IFS Merger will become effective upon the filing of the Certificate of Merger with the Secretary of State for the State of Delaware, or at such later date or time specified in the Certificate of Merger (the "Effective Time"). Under the IFS Merger Agreement, each outstanding Share (other than Shares held by IFS Acquisition, the Treasury Shares and the Dissenting Shares) will be converted into the right to receive the IFS Merger Consideration. Following consummation of the IFS Merger, the registration of Shares under the Exchange Act will be terminated and the Company will no longer be required to file periodic reports with the SEC.

Restructuring of IFS Affiliates. Contemporaneously with the IFS Merger, Crescent intends to repurchase all Crescent Public Shares. It is anticipated that the purchase of the Crescent Public Shares will be accomplished through the individual solicitation of the Crescent Public Shareholders by Crescent management and the purchase and sale of the Crescent Public Shares will close at the same time as the IFS Merger. As a result of the repurchase of the Crescent Public Shares, registration of Crescent under the Exchange Act will be terminated and Crescent will no longer be required to file periodic reports with the SEC.

     The repurchase of the Crescent Public Shares is expected to be financed with part of the proceeds of a British Pound denominated secured term-loan for approximately $13 million (the "RBS Facility") to be provided by the Royal Bank of Scotland ("RBS") in the United Kingdom. Although the Company has executed a term sheet with RBS which describes the terms of the RBS Facility, as of ____, 1998 no loan agreement has been entered into between the Company and RBS regarding the RBS Facility. See "-- Financing of the IFS Merger."

     In connection with both the Crescent and the Company "going private" transactions, a Delaware limited liability company ("LLC") will be established to operate as the borrowing entity for the RBS Facility.

Background of the IFS Merger. The Company was incorporated in the State of Delaware in October 1993 for the purpose of acquiring DPG, at that time a United Kingdom subsidiary of DPI, and the rights as subfranchisor to the Domino's Stores and related assets in the Territory then owned by DPG. In early 1995, the Company sold units in an initial public offering consisting of Shares and warrants to purchase Shares in the Company in order to gain access to capital for, among other purposes, financing expansion of the Domino's franchise in the Territory, establishing new pizza ingredient production facilities, repaying certain debts owed by the Company and general corporate purposes.

     Beginning in mid-1997 Crescent began a review of potential structural changes and business transactions for the Company. See "-- Purpose and Structure of the IFS Merger."

     In early 1998 Crescent decided that the best means of achieving its business goals was to acquire all of the equity interest in the Company represented by the Public Shares. Following such decision of the Crescent Board of Directors (the "Crescent Board"), a letter dated March 11, 1998 was delivered to the IFS Board, the text of which was as follows:

"International Franchise Systems, Inc.

Dear Board of Directors:

     IFS Acquisition Corporation, a Delaware corporation ("IFSAC"), a wholly owned subsidiary of Crescent Capital, Inc. ("Crescent"), is pleased to submit an offer to acquire International Franchise Systems, Inc. ("IFS") in a cash-out merger transaction in which IFSAC will merge with and into IFS (the "Merger"). Crescent is currently the owner of approximately 67 percent of the issued and outstanding shares of common stock of IFS. After the exercise of all outstanding options for shares of common stock of IFS by the holders thereof, and after certain planned transactions between Crescent and IFSAC, IFSAC will be the owner of approximately 63 percent of the common stock of IFS.

     IFSAC hereby offers to pay, at the time of the Merger, $2.80 per share to the holders of the issued and outstanding shares of IFS which are not then owned by IFSAC. All such shares shall be canceled in the Merger.

     This offer is subject to the negotiation of a definitive merger agreement and other documentation of the Merger which are, in form and substance, satisfactory to IFSAC and which include customary representations, warranties, covenants and conditions.

     This offer will expire on April 3, 1998 at 11.59 p.m. if not previously accepted or rejected by IFS."

     After receiving the offer from IFS Acquisition, the Company appointed the Special Committee on March 11, 1998, consisting of Messrs. Bernard Goldman and David Coffer, two members of the IFS Board who are not employed by the Company and are not directors, officers or employees of Crescent, to consider the fairness to the Shareholders of the proposed merger and to report its determination regarding the fairness of the proposed merger to the IFS Board. The Special Committee was further authorized to establish procedures, review such information and engage such financial advisors and legal counsel as it deemed reasonable and necessary to fully and adequately discharge its responsibilities and render its decision on the proposed merger. Shortly after its appointment, the Special Committee retained Reed Smith Shaw & McClay LLP ("RSS&M") as its legal counsel. On March 19, 1998, the Company issued a press release announcing that it had received the merger proposal and that the Company had established the Special Committee to evaluate and consider the offer. Because IFS Acquisition's merger proposal was supported by the Company's majority Shareholder, Crescent, the Special Committee did not attempt to find an alternative acquiror for the securities of the Company.

     The Special Committee and its legal counsel discussed the procedures to be followed in analyzing the offer from IFS Acquisition to acquire the Public Shares. As part of this discussion, RSS&M advised the Special Committee as to the Special Committee's legal responsibilities and the legal principles applicable to, and the legal consequences of, actions taken by the Special Committee with respect to the offer by IFS Acquisition.

     The Special Committee then appointed on March 19, 1998 Scott & Stringfellow, a registered broker-dealer, a registered investment advisor and a recognized investment banking firm, to serve as financial advisor to the Special Committee for the purpose of advising the Special Committee and assisting the Special Committee in negotiations with IFS Acquisition. Prior to its retention by the Special Committee, Scott & Stringfellow had not rendered financial advisory or underwriting services to Crescent, the Company or any of their affiliates. The Special Committee instructed Scott & Stringfellow to commence its investigation and analysis of the value of the Public Shares.

     During March 1998, Scott & Stringfellow reviewed certain financial and other information concerning the Company and Crescent.

     On April 2, 1998 Scott & Stringfellow met with the Special Committee to discuss the results of its analyses and to obtain further direction from the Special Committee. Representatives of Scott & Stringfellow discussed with the Special Committee the analyses they had performed with respect to the value of the Public Shares. The Special Committee also discussed with Scott &
Stringfellow its findings in connection with Scott & Stringfellow's investigation of the Company and questioned Scott & Stringfellow concerning the assumptions made in connection with its analyses and the facts on which these analyses were based. Scott & Stringfellow explained to the Special Committee the assumptions and relative limits of its analyses.

     Scott & Stringfellow presented its analyses and advised the Special Committee that the $2.80 per Share offer did not, in Scott & Stringfellow's opinion, give appropriate emphasis to valuation factors considered by it to be most relevant, including the following: (i) the balance sheet items for cash and cash equivalents due from Crescent (ii) due from an officer of the Company (iii) investments in marketable securities of Crescent which totaled $5,494,637 as of December 28, 1997 and which Scott & Stringfellow considered to be equivalent to cash (iv) the discounted cash flow valuation analysis (v) the analysis of selected publicly traded companies (vi) the analysis of precedent transactions for selected control acquisitions in the restaurant industry (vii) the analysis of premiums for acquisitions of remaining minority interest (viii) analysis of the Domino's SPA between DPII and the Company (ix) and the Abacus/Lacosint SPA.

     The Special Committee then concluded that it could not recommend to the IFS Board the offer of $2.80 per Share. In reaching its decision, the Special Committee took into account the fact that Scott & Stringfellow stated that it did not believe it would be able to render a fairness opinion as to the proposed $2.80 per Share price.

     The Special Committee discussed with Crescent that it had concluded that the $2.80 per share was not sufficient to warrant a recommendation that the offer should be accepted. Several discussions were held during which the range of an acceptable price was discussed.

     In the days following the meeting of the Special Committee on April 2, 1998, the Crescent Board took under consideration the Special Committee's arguments and, on April 15, 1998, increased its offer price to $3.60 per Share.

     On April 17, 1998, the Special Committee and Scott & Stringfellow spoke via conference call to consider the revised offer of $3.60 per Share. Scott & Stringfellow presented an analysis of the $3.60 offer and concluded that it was prepared to give an opinion that such offer was fair, from a financial point of view, to the Public Shareholders. The Special Committee discussed the $3.60 per Share offer in detail. The Special Committee also examined the advantages and disadvantages of continuing to urge Crescent to make an even higher offer, including Crescent's ability to decline to proceed with the transaction if the Special Committee insisted on a higher price (with the result that the Public Shareholders would not receive a substantial premium for the Public Shares when compared to the Company's pre-announcement stock price of $2.1875 for the Company's publicly traded Shares and $1 3/4 for the Units on March 18, 1998).

     Based on the Scott & Stringfellow opinion and the valuation analyses presented by Scott & Stringfellow to the Special Committee, the Special Committee's belief that the $3.60 per Share price was the best offer available, and the other factors described below in "-- Recommendation of the Special Committee and Board of Directors of the Company," the Special Committee unanimously decided to recommend the approval and adoption of the $3.60 per Share offer. The Special Committee then issued a press release, on April 17, 1998, announcing the agreement between Crescent and the Special Committee on the revised offer.

     Also on April 17, 1998, LeBoeuf, Lamb, Greene & MacRae, L.L.P. ("LLG&M"), legal counsel to Crescent, delivered a first draft of the IFS Merger Agreement to RSS&M. On April 22, 1998, RSS&M provided LLG&M and Crescent with their comments on the draft IFS Merger Agreement and on April 24, 1998 representatives of RSS&M and representatives of LLG&M held a telephone conference to negotiate a final version of the IFS Merger Agreement containing terms and conditions which are customary for similar transactions. See Annex A, The IFS Merger Agreement.

     On May 11, 1998, the Special Committee received the written presentation of Scott & Stringfellow and determined that the IFS Merger Agreement and the transactions contemplated thereby were advisable and in the best interests of the Shareholders. Accordingly, at such meeting the Special Committee unanimously approved the IFS Merger Agreement and the transactions contemplated thereby and directed that the IFS Merger Agreement be submitted to the IFS Board for approval.

     On May 15, 1998, the IFS Board met to receive the report of the Special Committee in which the Special Committee unanimously recommended to the IFS Board that the IFS Board accept the $3.60 per Share offer and approve and adopt the IFS Merger Proposal. Following the presentation and after further discussion, the IFS Board on May 15, 1998 unanimously approved the IFS Merger Proposal. The Company issued a press release dated May 19, 1998 announcing that, based on the recommendation of the Special Committee, the IFS Board had approved the IFS Merger Proposal due to Crescent's revised offer of $3.60 per Share.


Purpose and Structure of the IFS Merger. The purpose of the IFS Merger is for Crescent to acquire all of the equity interest in the Company represented by the Public Shares for the reasons described below. The IFS Board has, pursuant to the IFS Merger Agreement, called the Special Meeting of Shareholders to consider whether to vote to approve and adopt the IFS Merger Agreement. In the IFS Merger, each Public Share will be converted into the right to receive an amount in cash equal to $3.60, without interest.

     In determining to acquire the Public Shares at this time, Crescent focused on a number of factors including: (i) the managerial, administrative and financial burdens imposed by the presence of Company management in the United States rather than the United Kingdom and the absence of any compelling reasons for continuing the presence of Company management in the United States; (ii) the elimination of compliance costs associated with the Company's status as a publicly-owned Delaware corporation; and (iii) that its original strategic goal of developing the Company into a multinational holding company for domestic and international franchise businesses has not proved feasible.

     If consummated, the IFS Merger will terminate the Company's public status. That will eliminate significant compliance costs, estimated at approximately $450,000 per year, associated with such status (including the costs of preparing reports and other information required pursuant to the Exchange Act). Following consummation of the IFS Merger, the Company will be able to eliminate the time, expense and energy incurred in connection with stock transfers, proxy notices, annual reports, compliance with the Exchange Act and similar expenses.

     The acquisition of the Public Shares has been structured as a cash-out merger in order to provide a prompt and orderly transfer of ownership of the equity interest represented by the Public Shares to Crescent.

Financing of the IFS Merger. The IFS Merger is expected to be financed with part of the proceeds of a British Pound denominated secured term-loan for approximately $13 million to be provided by the RBS in the United Kingdom. Although the Company has executed a term sheet with RBS which describes the terms of the RBS Facility, as of ______ no loan agreement has been entered into between the Company and RBS regarding the RBS Facility.

     The principal terms of the RBS Facility term sheet include: (i) the RBS Facility will be drawn down in one amount and is repayable in five installments, with the last installment repayable not later than June 30, 2003 and with the first installment repayable not later than the earlier of June 30, 1999 and any public offering of DPG shares; (ii) all proceeds of any public offering of DPG shares must be used to prepay the principal upon receipt unless certain financial thresholds are met; (iii) the RBS Facility shall bear an interest rate of LIBOR plus a margin of 400 basis points, subject to certain adjustments; (iv) the RBS Facility shall be secured with a first priority security interest in DPG stock pledged to LLC by the Company in connection with the inter-company loan from LLC to IFS Acquisition; and (v) the RBS Facility will be governed by the laws of England.

     Under the term sheet entered into between the Company and RBS in connection with the RBS Facility, 80 percent of Shareholders must vote in favor of the IFS Merger Proposal as a condition precedent for RBS to fund the RBS Facility.

Recommendations of the Special Committee and the IFS Board. At its May 11, 1998 meeting, the Special Committee received the written presentation of Scott & Stringfellow and determined that the IFS Merger Agreement and the transactions contemplated thereby were advisable and in the best interests of the Shareholders. Accordingly, at such meeting the Special Committee unanimously approved the IFS Merger Agreement and the transactions contemplated thereby and directed that the IFS Merger Agreement be submitted to the IFS Board for approval.

     At its May 15, 1998 meeting, the IFS Board determined that the IFS Proposal was advisable and in the best interests of the Shareholders. Accordingly, at such meeting the IFS Board unanimously approved the IFS Merger Proposal and directed that the IFS Merger Agreement be submitted to the Shareholders for approval.

     The determination of the IFS Board to approve the IFS Merger Proposal was based upon its consideration of a number of factors, including, without limitation, the following:

          (i) the determination by Scott & Stringfellow, the Special Committee's financial advisor, that the IFS Merger Consideration of $3.60 per Share to be received by the Public Shareholders in the IFS Merger is fair, from a financial point of view, to such Shareholders;

          (ii) the determination by the Special Committee that the IFS Merger Agreement and the transactions contemplated thereby are advisable and in the best interests of the Shareholders; and

          (iii) the determination that the U.S. equity markets would likely never fully reflect the value of the Company.

The IFS Board also considered certain risks and potential disadvantages associated with the IFS Merger, including the risk that the expected cost savings might be offset by unanticipated increases in expenses or revenue losses.

     The foregoing discussion of the factors which were given weight by the IFS Board is not intended to be exhaustive but is believed to include all material factors considered by the IFS Board. After considering all such factors, the IFS Board unanimously approved the IFS Merger Proposal and unanimously recommends to the Shareholders that they approve the adoption of the IFS Merger Agreement.

     THE IFS BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE IFS MERGER AGREEMENT AT THE SPECIAL MEETING.

Opinion of Scott & Stringfellow. On March 19, 1998, the Special Committee of the IFS Board retained Scott & Stringfellow to render an opinion to the Special Committee concerning the fairness, from a financial point of view, to the Public Shareholders of the IFS Merger Consideration.

     At the May 11, 1998 meeting of the Special Committee, Scott & Stringfellow delivered its written presentation. Scott & Stringfellow also reviewed the information referred to below which underlies Scott & Stringfellow's financial analysis and its opinion, and, based on the analysis referred to below, delivered its written opinion, dated May 21, 1998, that, as of the date of such opinion, the cash consideration to be received by the Public Shareholders is fair from a financial point of view to such Shareholders.

     Scott & Stringfellow did not make an independent evaluation or appraisal of the Company's assets or liabilities (contingent or otherwise), nor was Scott & Stringfellow furnished with such evaluations or appraisals. No limitations were imposed by the IFS Board or the Company on Scott & Stringfellow with respect to the information reviewed or the procedures followed by Scott & Stringfellow in rendering its opinion. The Company and its management cooperated fully with Scott & Stringfellow in connection with its investigations. As set forth in its written opinion, Scott & Stringfellow assumed and relied upon, without assuming responsibility for independent verification, the accuracy and completeness of the information reviewed by Scott & Stringfellow or that was furnished to Scott & Stringfellow by or on behalf of the Company. With respect to the financial projections provided to Scott & Stringfellow, Scott & Stringfellow assumed that such projections were reasonably prepared and reflected the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company. Scott & Stringfellow also assumed, based on the information provided to Scott & Stringfellow and without assuming  responsibility  for  the  independent  verification  thereof,  that no material undisclosed or contingent liability (disclosed or undisclosed) or opportunity (disclosed or undisclosed) exists with respect to the Company. Scott & Stringfellow's opinion is necessarily based on the economic, market and other conditions as in effect on, and the information available to Scott & Stringfellow as of, the date of its opinion. Scott & Stringfellow was not requested to, and did not, solicit third party indications of interest in acquiring all or part of the Company. Scott & Stringfellow conducted valuation analyses of the Company, but was not asked to and did not recommend a specific per Share price to be paid by IFS Acquisition for Public Shares. Scott & Stringfellow's opinion does not take into account the likely tax consequences of the IFS Merger Proposal on the Public Shareholders or of any other tax consequences.

     In  conducting   its  analysis  and  arriving  at  its  opinion,   Scott  &
Stringfellow: (i) reviewed the audited and unaudited financial statements and other information contained in the Company's Annual Reports to Shareholders and Annual Reports on Form 10-KSB for the fiscal years ended December 31, 1995,
December 29, 1996 and December 28, 1997, and certain interim reports to Shareholders and Quarterly Reports on Form 10-QSB; (ii) discussed the past and current operations, financial condition and prospects of the Company with its management; (iii) reviewed with management certain business plans of the Company and certain financial projections of the Company's future performance prepared by the management of the Company; (iv) compared the results of operations of the Company with those of certain publicly traded companies which Scott & Stringfellow deemed relevant; (v) compared the proposed financial terms of the transaction with the financial terms of certain other mergers and acquisitions which Scott & Stringfellow deemed relevant; (vi) reviewed certain publicly available information with respect to historical market prices and trading activity for the Shares and for certain publicly traded companies which Scott & Stringfellow deemed relevant; (vii) compared the price per share offered in the Transaction to the historical market prices of the Shares; (viii) analyzed a discounted cash flow scenario of the Company based upon estimates of projected financial performance prepared by the management of the Company; (ix) reviewed the IFS

Merger Agreement dated May 19, 1998; (x) performed a financial and legal analysis of a recent stock sale by the Company of 300,000 Shares to DPII; (xi) performed a financial and legal analysis of the sale of a minority interest in DPG by the Company; and (xii) reviewed such other financial studies and analyses and performed such other investigations and taken into account such other matters as Scott & Stringfellow deemed necessary.

     In preparing its opinion for the IFS Board, Scott & Stringfellow performed a variety of financial and comparative analyses and considered a variety of factors, as described below. The summary of such analyses does not purport to be a complete description of the analyses underlying Scott & Stringfellow's opinion. The preparation of a fairness opinion is a complex analytic process involving various subjective determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily summarized.

     In arriving at its opinion, Scott & Stringfellow did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Scott & Stringfellow believes that its analyses must be considered as a whole and that selecting portions of its analyses or portions of the factors considered by it, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, Scott & Stringfellow made numerous assumptions with respect to the Company, industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. No company, transaction or business used in such analyses as a comparison is identical to the Company or the IFS Merger Proposal, nor is an evaluation of the results of such analyses entirely mathematical. Rather it involves necessarily complex considerations of and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in such analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predicative of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of business or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold.

     The following is a summary of the report presented by Scott & Stringfellow to the Special Committee of the IFS Board on May 11, 1998.

Analysis of Selected Publicly Traded Companies. Scott & Stringfellow reviewed and compared certain financial, operating and stock market information of the Company, including revenues and earnings growth trends, leverage ratios, market capitalization, historical stock price and ranges, as well as publicly available operating and balance sheet information, of selected publicly traded companies whose operating characteristics and/or industry focus Scott & Stringfellow believes resemble those of the Company to varying degrees. Those comparable companies classified for analysis as "Pizza Restaurant Companies" were NPC International, Papa John's International, Inc., Pizza Inn, Inc., PJ America, Inc., Sbarro, Inc. Showbiz Pizza Time, Inc. and Uno Restaurants Corporation. Those comparable companies that were franchisees and classified as "Restricted Franchisees" for analysis were Apple South Inc., DavCo Restaurants, Inc., DenAmerica Corp., Family Steak Houses of Florida, Inc., Frisch's Restaurant Inc., Main Street & Main Inc. and Morgan's Foods, Inc. Those comparable companies that were franchisors and classified as "Micro-Cap Franchisors" for analysis were Casa Ole Restaurants, Eateries, Inc., Miami Subs Corporation, Nathan's Famous Inc., Pollo Tropical Inc. and Skyline Chili, Inc. Those comparable companies that were United Kingdom restaurant companies and classified as "UK Restaurant Companies" for analysis were Pizza Express PLC, City Centre Restaurants PLC, Harry Ramsden's PLC, Celebrated Group PLC, J.D. Whetherspoon PLC and Ask Central PLC (together the Pizza Restaurants, the Restricted Franchisees, Micro-Cap Franchisors and the UK Restaurant Companies are referred to as the "Selected Companies"). Scott & Stringfellow created a range of market multiples for the Selected Companies by dividing the aggregate value calculated as total common shares outstanding multiplied by the closing market prices per share on March 18, 1998 plus the latest reported total debt (including capitalized leases), preferred stock and minority interest (combined, the sum is "Total Enterprise Value") of each of the Selected Companies by such company's net revenues, EBITDA and EBIT for the latest four fiscal quarters as reported in publicly available information and by dividing the closing market price per share on March 18, 1998 by EPS for the latest four fiscal quarters as reported in publicly available information ("LTM P/E") and, as projected for the 1998 and 1999 calendar years, as represented by the average of the estimates thereof reported by publicly available sources. In addition, Scott & Stringfellow reviewed the multiple of reported book equity, as determined by multiplying the shares outstanding by the market closing price, and dividing by the most recently reported book equity for all Selected Companies except for the UK Restaurant Companies. Scott & Stringfellow determined the relevant ranges of multiples derived from the Selected Companies, as well as the average multiples across each of the four industry segments. These figures are detailed in the chart that follows:

Restaurant Companies
                                      Average Value              Range of Values

Revenues                                   1.5x                    0.7x to  2.3x
EBITDA                                    10.8x                    5.9x to 20.1x
EBIT                                      16.0x                    8.2x to 30.2x
P/E LTM                                   24.3x                   15.6x to 43.7x
P/E 1998                                  18.9x                   13.8x to 31.0x
P/E 1999                                  16.6x                   11.8x to 24.2x
Book Equity                                3.6x                    1.0x to  6.1x

Restricted Franchisees
                                      Average Value              Range of Values

Revenues                                   0.7x                    0.4x to  1.2x
EBITDA                                     8.0x                    6.7x to  9.5x
EBIT                                      20.4x                   11.7x to 43.7x
P/E LTM                                   22.5x                    8.1x to 40.2x
P/E 1998                                  19.7x                   15.9x to 22.9x
P/E 1999                                  15.5x                   12.8x to 17.6x
Book Equity                                1.7x                    0.6x to  2.4x

Micro-Cap Franchisors
                                      Average Value              Range of Values

Revenues                                   0.7x                    0.3x to  1.2x
EBITDA                                     9.0x                    3.0x to 22.1x
EBIT                                      22.8x                    5.4x to 63.7x
P/E LTM                                   15.4x                   14.0x to 18.0x
P/E 1998                                  11.6x                    7.4x to 14.9x
P/E 1999                             Not Meaningful               Not Meaningful
Book Equity                                1.6x                    0.8x to  2.7x

UK Restaurant Companies
                                      Average Value              Range of Values

Revenues                                   4.2x                    1.5x to  6.1x
EBITDA                                    19.6x                   12.2x to 26.2x
EBIT                                      28.5x                   18.1x to 38.2x
P/E LTM                                   34.9x                   28.4x to 42.0x
P/E 1998                                  25.0x                   16.1x to 31.3x
P/E 1999                                  20.8x                   15.9x to 23.9x


     Scott & Stringfellow compared the ranges and average multiples for EBITDA, EBIT, P/E LTM, P/E 1998 AND P/E 1999 of the Selected Companies to the Company's market multiples (based on the revised per share offer price of $3.60 announced on April 17, 1998). In reviewing the operations of the Selected Companies, Scott & Stringfellow determined that no company was directly comparable to the Company. Scott & Stringfellow calculated imputed valuation ranges of the Company by applying the results of the Company to the average multiples derived from its analysis of the Selected Companies. When computing Total Enterprise Value for IFS, Scott & Stringfellow added outstanding debt, including capital leases, and subtracted cash, a note due from Crescent, the Company's investment in marketable securities of Crescent and a loan to an officer of the Company, as well as the cash from the deemed exercise of the outstanding options to purchase stock of the Company. This analysis resulted in a range of imputed values for the Company of $1.62 to $5.50 per share.

Analysis of Precedent  Transactions  for Selected  Control  Acquisitions  in the
Restaurant Industry. Scott & Stringfellow analyzed the purchase prices and multiples paid or proposed to be paid in selected merger and acquisition transactions that have occurred since June 1996 in the restaurant industry (the "Restaurant Transactions"). This analysis was based on the following publicly available information for selected Restaurant Transactions and included: Miami Subs Corp./Arthur Treacher's Inc.; HomeTown Buffet Inc./Buffets Inc.; Cable Car Beverage/Triarc Cos Inc.; Krystal Co./Port Royal Holdings Inc.; Bugaboo Creek
Steak House Inc./Longhorn Steaks Inc.; Timber Lodge Steakhouse Inc./GB Foods Inc.; TPI Enterprises Inc./Shoney's Inc.; DAKA International Inc./Compass Group PLC; Pollo Tropical/Larry Harris; DavCo/DavCo Acquisition Company; Ground Round Restaurants/GRR Holdings LLC; Sagebrush Inc./WSMP Inc.; Skyline Chili Inc./Fleet Equity Partners; Bertucci's Inc./Joseph Crugnale led Group; El Chico Restaurants Inc./Cracken, Harkey & Co., LLC et al.; Rudy's Restaurant Group/Benihana Inc. and the IFS Merger Proposal. Scott & Stringfellow selected transactions in which it believed that the target company had operating characteristics and/or industry focus that resembled those of the Company. Scott & Stringfellow calculated the Total Enterprise Value, based on the purchase price, as a multiple of net revenues, EBITDA and EBIT and the shares outstanding multiplied by the applicable closing price ("Equity Value") as a multiple of book equity and net income for each target company for the four fiscal quarters immediately preceding the announcement. This analysis indicated the following ranges:


Comparable Restaurant Control Acquisitions

                                       Average Value            Range of Values
Revenues                                      1.0x                 0.3x to 2.0x
EBITDA                                        8.9x                4.2x to 18.8x
EBIT                                         17.7x                5.4x to 65.8x
Book Equity                                   2.1x                 0.6x to 4.8x
Net Income                                   19.6x                3.6x to 32.7x

     Scott & Stringfellow then calculated the imputed valuation ranges of the Company by applying the results for the preceding four fiscal quarters of the Company to the average multiples derived from its analysis of the Restaurant

Transactions. This analysis indicated a range of imputed values for the Company of $2.40 to $4.17 per Share.

Premium Analysis for Selected Control Acquisitions in the Restaurant Industry. Scott & Stringfellow also presented an analysis of the premiums paid in connection with the Restaurant Transactions. Scott & Stringfellow calculated the percentage premium per share paid by the acquiror in each of the Restaurant Transactions involving a publicly traded target as a percentage of the stock price of the target company one day, one week and four weeks before the initial announcement of the offer.


Comparable Restaurant Control Acquisition Premiums

                          Average Value        Range of Values         IFS Offer

One Day Before                27.7%            -32.9% to 132.0%          64.4%
One Week Before               32.7%            -35.5% to 169.8%          64.4%
Four Weeks Before             39.1%            -20.4% to 176.2%          36.8%

     Scott & Stringfellow compared the above-mentioned analysis for premiums paid in the Restaurant Transactions to the Company's closing market price of Shares one day, one week and four weeks before the initial announcement on March 19, 1998 of the IFS Merger Proposal. Scott & Stringfellow then calculated the imputed valuation range of the Company's shares by applying the average premiums derived from its analysis of the Restaurant Transactions to the closing market price of IFS Shares on the appropriate date. This analysis of average premiums resulted in a range of values for the Company of $2.79 to $3.65 per share.

Analysis of Premiums for Acquisitions of Remaining Minority Interest. Scott & Stringfellow also analyzed transactions involving the purchase of remaining minority interest transactions that have occurred since April 1995 (the "Minority Purchase Transactions"). The analysis of Minority Purchase Transactions was generated from publicly available information from the following transactions: BET Holdings Inc./CEO Robert Johnson & Liberty Media; Cinergi Pictures Entertainment Inc./Investor Group; Mascott Corp/DINE LLC; BT
Office Products International Inc/Koninklijke KNP BT NV; American Paging Inc./Telephone and Data Systems Inc.; Guaranty National Corp/Orion Capital Corp.; XLConnect Solutions Inc./Xerox Corp.; Seaman Furniture Co./Senior Mgt. And Major Shareholder led group; Rayonier Timberlands LP/Rayonier Inc.; Wandel & Goltermann Technologies Inc./Wandel & Goltermann Mgt.; Brad Ragan Inc. (Goodyear Tire & Rubber Co.)/Goodyear Tire & Rubber Co.; Intl. Paper Timberlands,
Ltd./Intl. Paper Forest Resources Company; United States Cellular Corp./Telephone and Data Systems Inc.; Larcan TTC Inc./Larcan Inc.; Ground Round Restaurants Inc./Christian Gunter &

David DiPasquale;  Mako Marine International  Inc./TRACKAQ Inc. (Tracker Markine
LP) and the IFS Merger Proposal.

     Scott & Stringfellow calculated the premium per share paid by the acquiror in each of the Minority Purchase Transactions as a percentage of the stock price of the target company one day, one week and four weeks before the original announcement of the transaction. This analysis indicated the following ranges of premiums paid.


Minority Purchase Premiums

                           Average Value         Range of Values      IFS Offer

One Day Before                 11.0%             -11.1% to 53.7%        64.4%
One Week Before                17.6%              -1.2% to 58.5%        64.4%
Four Weeks Before              19.9%             -17.0% to 58.2%        36.8%

     Scott & Stringfellow compared these ranges of premiums paid in the Minority Purchase Transactions to the Company's closing market price of Shares one day, one week and four weeks before the announcement of the IFS Merger Proposal. Scott & Stringfellow then calculated the imputed valuation range of the Company's Shares by applying the average premiums derived from its analysis of the Minority Purchase Transactions to the closing market price of the Shares on the appropriate date. This analysis resulted in a range of imputed values for the Shares of the Company of $2.43 to $3.15 per share.

Discounted Cash Flow Analysis. Scott & Stringfellow performed discounted cash flow analyses of the projected free cash flows of the Company for the fiscal years 1998 through 2003. These analyses were based on the estimate of projected financial performance for the Company as prepared by the Company's senior management beginning with fiscal year 1998 through 2000, and projections prepared by Scott & Stringfellow for the years 2001 through 2003.

     The Company's senior management provided Scott & Stringfellow with financial projections relating to the operation of the Company for the fiscal years 1998 through 2000. The Company does not as a matter of course make public forecasts or projections as to future revenues or earnings. Such projections were not prepared with a view to complying with published guidelines of the American Institute of Certified Public Accountants or the SEC regarding projections and forecasts and were not prepared in accordance with GAAP. None of such projections have been reviewed by the Company's independent public accountants. In addition, because the projections are based on a number of assumptions which are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company, and upon assumptions with respect to future business decisions that are subject to change, there can be no assurance that they will be realized, and actual results may vary materially from those projected.

     In calculating the values for the discounted cash flow analyses, Scott & Stringfellow based residual values for the Company on senior management's projections as outlined below, as well as senior management's projections for:
(i) depreciation expense, (ii) balance sheet information and (iii) capital expenditure requirements. Scott & Stringfellow analyzed the valuation of the Company based on the financial projections prepared by senior management of the Company.

     Although Scott & Stringfellow made certain adjustments it deemed appropriate, it relied on the financial projections prepared by the Company's senior management in performing its analysis described herein. For the reasons set forth above, projections are inherently uncertain and Scott & Stringfellow assumes no responsibility for the accuracy or the completeness of such projections. Future performance may be significantly less favorable or more favorable than projected.

     The following is a summary of the financial projections.

Financial Projections (in thousands)

                                      1998             1999           2000
                                      ----             ----           ----
Sales                                $36,071          $43,597        $51,132
Gross Profits                          9,129           11,582         13,438
Operating Income                       1,477            3,001          4,033
EBITDA                                 2,309            3,916          5,039
Net Income                               983            1,868          2,468

     Using this financial information, Scott & Stringfellow calculated the projected free cash flow in each year based on projected unleveraged net income (earnings before interest and after taxes) for the 1998 through 2003 fiscal years as adjusted for: (i) certain projected non-cash items (such as depreciation and amortization); (ii) forecasted capital expenditures (including discretionary capital expenditures); and (iii) forecasted working capital requirements (the sum of which is "Free Cash Flow"). Scott & Stringfellow discounted the stream of projected Free Cash Flows back to January 1, 1998 (start of fiscal year 1998) using a discount rate of 18 percent. The discount rate was designed to reflect the Company's estimated cost of capital which was based on: (i) prevailing interest rates, including the Company's after-tax cost of debt and the current risk free rate; (ii) the long-term observed risk premium for securities over the risk free rate; (iii) an estimated illiquidity risk premium; and (iv) the calculated Beta for Shares, taking into account the Company's capital structure. To estimate the residual value of the Company at the end of the forecast, Scott & Stringfellow applied a range of multiples to the Company's projected 2003 EBITDA between 5.5x to 7.5x. To arrive at a residual value, Scott & Stringfellow utilized the

Company's 2003 EBITDA, then applied the aforementioned range of EBITDA multiples to arrive at a future estimated value. Scott & Stringfellow discounted the future residual value back to January 1, 1998 at the same discount rate of 18 percent. Scott & Stringfellow added the present value of the cash flows and the present value of the final residual equity value, subtracted all estimated outstanding debt, including capital leases, and added back cash, a note due from Crescent, the Company's investment in marketable securities of Crescent, and a loan to an officer of the Company, as well as the cash from the deemed exercise of an option to purchase Shares to arrive at a total equity value for the Company. This total equity value was divided by the total number of shares of the Company (fully diluted) to derive a reference range of values for the Company of $3.29 to $3.92 per Share.

     Scott & Stringfellow reviewed the Domino's SPA and related documents between DPII and the Company. The Domino's SPA involved the sale of 300,000 Shares to DPII in consideration for certain royalty concessions. The 300,000 Shares were not registered under the Securities Act. Under the Domino's SPA, DPII has the right to put the 300,000 Shares to the Company for $1.2 million ($4.00 per Share) commencing on May 27, 2001 and the Company has the right to purchase the 300,000 Shares at anytime prior to May 26, 2001 for the same price. Scott & Stringfellow analyzed the expected return to DPII based on the put/call arrangement in the Domino's SPA. This analysis resulted in a range of imputed values for the Shares of the Company of $3.10 to $3.60 per share.

     Scott & Stringfellow reviewed the Abacus/Lacosint SPA. The agreement involves the sale of a minority interest in DPG, a wholly owned United Kingdom subsidiary of the Company, to the parties mentioned above as well as granting of an option for an additional interest in DPG. Scott & Stringfellow reviewed the price for DPG and factored in discounts for minority interest in a private company and additional expenses incurred by the Company in the United States. This analysis resulted in an estimated imputed value for the shares of the Company of $3.29 per share.

     Pursuant to the engagement letter, dated March 19, 1998 (the "Engagement Letter"), Scott & Stringfellow was paid a fee, and will be paid an additional fee upon the successful consummation of the IFS Merger, plus expenses in connection with this engagement. The Company has agreed to indemnify Scott & Stringfellow and its officers, agents and employees and its affiliates from and against any losses, damages, liabilities, expenses or claims (or actions in respect thereof, including without limitation, shareholder or derivative actions and arbitration proceedings) related to or otherwise arising out of the engagement or Scott & Stringfellow's role in connections therewith (other than those determined to have resulted from Scott & Stringfellow's gross negligence or willful misconduct). In the ordinary course of business, Scott &

Stringfellow may have traded securities of the Company for its own account and the accounts of its customers, and, accordingly, may have held long, short or both positions in the Shares.

EXCEPT AS DESCRIBED HEREIN, NEITHER SCOTT & STRINGFELLOW NOR ANY AFFILIATE OF SCOTT & STRINGFELLOW HAS PERFORMED ANY INVESTMENT BANKING OR OTHER FINANCIAL SERVICES FOR, OR HAD ANY MATERIAL FINANCIAL RELATIONSHIP WITH THE COMPANY DURING THE TWO YEARS PRECEDING THE DATE HEREOF.

Certain Effects of the IFS Merger. Upon consummation of the IFS Merger, each Public Share will be converted into the right to receive the IFS Merger Consideration, without interest, and the Public Shareholders will cease to have any ownership interest in the Company or rights as Shareholders. The Public Shareholders will no longer benefit from any increase in the value of the Company and will no longer bear the risk of any decrease in the value of the Company. Following the IFS Merger, Crescent will own 100 percent of the Shares.

     As a result of the IFS Merger, the Company will be privately held and there will be no public market for the Shares. Upon consummation of the IFS Merger, the Shares will cease to be traded and registration of the Shares under the Exchange Act will be terminated.

Plans for the Company After the IFS Merger. There is no guarantee that the assets, business and operations of the Company and its subsidiaries will continue to be managed substantially as they are currently being managed. Management of the Company or its subsidiaries may cause the Company or subsidiaries to make such changes as are deemed appropriate and intends to continue to review the Company's and subsidiaries' assets, business, operations, properties, policies, corporate structure, capitalization and management, and to consider if any changes would be desirable in light of the circumstances then existing.

     The Company or a successor entity may decide to publicly offer some or all of its shares of DPG stock.

Interests of Certain Persons in the IFS Merger. The following table sets forth, as of May 15, 1998, the number of Shares and/or Options beneficially owned by each executive officer or director of the Company. Other than the individuals named below, no executive officer or director of the Company beneficially owns any Shares or Options.


        Names and Addresses of             Amount and Nature of           Percentage of Class
           Beneficial Owners               Beneficial Ownership

Colin Halpern                                   10,000(1)                          *
H. Michael Bush                                 35,000(2)                          *
Gerald Halpern                                  48,000(3)                          *
David Coffer                                    27,000(4)                          *
Bernard Goldman                                 20,080(5)                          *
All directors and officers
  as a group (5 persons)                          140,080                         2%

-------------
(1) Represents Options to purchase Shares exercisable within 60 days of May 15, 1998.
(2) Represents Options to purchase Shares exercisable with 60 days of May 15, 1998. Mr. Bush holds Options to acquire an additional 55,000 Shares which will be exercisable upon consummation of the transaction.
(3) Of these Shares, 23,000 are owned in an Individual Retirement Account for the benefit of Mr. Gerald Halpern and 25,000 represent Options which are currently exercisable. Mr. Halpern holds Options to acquire an additional 25,000 Shares which will be exercisable upon consummation of the transaction. Mr. Gerald Halpern acquired Shares in the Company at the following prices: [---------]
(4) Mr. Coffer was granted an Option under the 1995 Consultants and Advisors Stock Incentive Plan prior to becoming a director. Mr. Coffer holds Options to acquire an additional 25,000 Shares which will be exercisable upon consummation of the transaction. Mr. Coffer acquired Shares in the Company at the following prices: [__________].
(5) Mr. Goldman holds Options to acquire an additional 10,000 shares which will be exercisable upon consummation of the transaction. Mr. Goldman acquired Shares in the Company at the following prices: [__________]


     The following table sets forth, as of December 28, 1997, Option holding and Option values for Options beneficially owned by each executive officer or director of the Company.


             Aggregate 1997 FY-End Option Holdings and Option Values



                          Securities          Securities           Value of             Value of
                          underlying          underlying         unexercised          unexercised
                         unexercised         unexercised         in-the-money         in-the-money
                          Options at          Options at          Options at           Options at
                            FY-End              FY-End            FY-End(1)            FY-End(1)
        Name             Exercisable        Unexercisable        Exercisable         Unexercisable

Colin Halpern               10,000              25,000             $22,500              $ 34,570
H. Michael Bush             35,000              55,000             $78,750              $135,300
Gerald Halpern              25,000              50,000             $59,500              $119,000
---------------

(1) Represents the difference between the Option exercise price and closing market price for the Company's Shares on December 31, 1997 ($2.875). The Compensation Committee of the IFS Board will allow all Options issued under any Stock Option Plan, whether exercisable or not, to be exercisable immediately prior to the IFS Merger and thereby entitle the holders of any Options to receive the IFS Merger Consideration.

Related Party Transactions. The Company has entered into several transactions with affiliates.

Englewood Consulting. In May 1997, the Company entered into a consulting agreement with Englewood Consulting Group, Inc. ("Englewood"). Englewood is a Florida corporation owned by Mrs. Gail Halpern, Mr. Colin Halpern's spouse. Mr. Halpern is an employee of Englewood. This agreement continues until December 31, 1999 and is renewable for successive one year periods until terminated by either party by giving 30 days prior written notice. Mr. Halpern is the sole employee of Englewood Consulting Group, Inc. During fiscal year 1997, the Company paid $120,000 to Englewood.

WLP. WLP is a Delaware limited partnership controlled by members of Mr. Colin Halpern's family. WLP owns approximately 92 percent of the outstanding common stock of Crescent, the holder of approximately 67 percent of the common stock of the Company. Mr. Colin Halpern is the President and sole director of Crescent.
Through its ownership of the stock of Crescent, WLP is able to control the election of directors and any other matter submitted for Shareholder approval.

Crescent. The Company has advanced funds from time to time to Crescent. As of March 29, 1998 the total amount due to the Company from Crescent for funds advanced was $2,917,807. The funds were advanced on a short-term basis and are not interest bearing. As of December 29, 1996, the amount due the Company from Crescent was $1,839,325.

Advances to Colin Halpern. The Company has advanced funds from time to time to Mr. Colin Halpern. At March 29, 1998, the total amount due to the Company from Mr. Colin Halpern was $163,575 reflecting an increase of $38,559 from December 29, 1996.

Indemnification.  The  Company  agreed  in the IFS  Merger  Agreement  that  the
Company, in its capacity as the surviving corporation, shall provide with respect to each present or former director and officer of the Company and its subsidiaries and affiliates (both present and past) (the "Indemnified Parties") the indemnification rights (including any rights to advancement of expenses) which such Indemnified Parties had from the Company, or such subsidiary or affiliate, immediately prior to the Effective Time of the IFS Merger, whether under the DGCL or the Company's certificate of incorporation, the Company's bylaws or the bylaws of such subsidiary or affiliate or otherwise. In addition, the IFS Merger Agreement provides that the indemnification rights so provided shall survive the closing indefinitely and are intended to benefit the Company, the surviving corporation and each of the Indemnified Parties and his or her heirs and representatives and is binding on all successors and assigns of Crescent and the surviving corporation.

     Such indemnification rights include indemnification of any Indemnified Party who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), including proceedings involving alleged violations of the federal securities laws, provided the Indemnified Party acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided such Indemnified Party had no reasonable cause to believe his or her conduct was unlawful. Any such indemnification (unless ordered by a court) must be made only as authorized in the specific case upon a determination that the indemnification of the Indemnified Party is proper in the circumstances because the person has met the applicable standard of conduct. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to an Indemnified Party, the Company has been advised that in the opinion of the SEC such indemnification is against public policy and is, therefore, unenforceable.

Certain United States Federal Income Tax Consequences of the IFS Merger. The following summary, based on the advice of LLG&M, discusses the material United States federal income tax consequences of the IFS Merger to the Shareholders. The summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations thereunder and administrative rulings and judicial authority as of the date hereof, including modifications made by the Taxpayer Relief Act of 1997. All of the foregoing are subject to change, and any such change could affect the continuing validity of the discussion. The discussion assumes that the Public Shareholders hold the Public Shares as a "capital asset" within the meaning of Section 1221 of the Code and does not address the tax consequences that may be relevant to a particular shareholder subject to special treatment under certain federal income tax laws, such as dealers in securities, banks, insurance companies, tax-exempt organizations, corporate shareholders which are collapsible corporations, non-United States persons and holders who acquired Public Shares pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan, nor any consequences arising under the laws of any state, locality or foreign jurisdiction.

     The following discussion is limited to the United States federal income tax consequences relevant to a Shareholder that is a citizen or resident of the United States, or any state thereof, or a corporation or other entity created or organized under the laws of the United States, or any political subdivision thereof, or an estate the income of which is subject to United States federal income tax regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

     No ruling from the Internal Revenue Service (the "IRS") concerning the federal income tax consequences of the purchase, ownership and disposition of the Public Shares will be requested. The consequences set forth in this discussion are not binding on the IRS or the courts and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court if the issues are litigated. The Company has not sought and will not seek any rulings from the IRS with respect to the positions of the Company discussed herein, and there can be no assurance that the IRS will not take a different position concerning the United States federal tax consequences of the purchase, ownership or disposition of the Public Shares.

General. The receipt of cash by a Public Shareholder in the IFS Merger or pursuant to the exercise of dissenters' appraisal rights will be a taxable transaction for United States federal income tax purposes under the Code and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, a Public Shareholder will recognize gain or loss in an amount equal to the difference between the cash received by the Public Shareholder pursuant to the IFS Merger and the Public Shareholder's adjusted tax basis in the Public Shares owned immediately prior to the Effective Time by such Public Shareholder.

     For United States federal income tax purposes, such gain or loss will be a capital gain or loss in the hands of the Public Shareholder, and a long-term capital gain or loss if the Public Shareholder meets one of the holding periods set forth below as of the Effective Time. There are significant limitations on the deductibility of capital losses by individuals or corporations. Capital losses can offset capital gains on a dollar-for-dollar basis and, in the case of an individual stockholder, capital losses in excess of capital gains can be deducted to the extent of $3,000 annually. An individual can carry forward unused capital losses indefinitely. A corporation can utilize capital losses only to offset capital gain income. Generally, a corporation's unused capital losses can be carried back three years and forward five years.

     Long-term capital gains recognized on marketable securities such as the Public Shares will be taxable at a maximum rate of 20 percent for an individual if the individual's holding period is more than 18 months and 28 percent if the holding period is more than one year but not more than 18 months, and 35 percent for corporations. Ordinary income is taxable at a maximum rate of 39.6 percent for individuals and 35 percent for corporations.

     For United States federal income tax purposes, no gain or loss will be recognized by IFS Acquisition or the Company.

Information Reporting and Backup Withholding. A Public Shareholder may be subject to backup withholding at the rate of 31 percent with respect to "reportable payments," which may include payments of dividends and the gross proceeds of a sale of the Public Shares. The payor will be required to deduct and withhold the prescribed amounts unless such Public Shareholder: (i) is a corporation or comes within other exempt categories and, when required, demonstrates this fact; or (ii) provides a correct taxpayer identification number, certifies as to no loss to exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A Public Shareholder who does not provide the Company with his or her correct taxpayer identification number may be subject to penalties imposed by the IRS. Amounts paid as backup withholding do not constitute an additional tax and will be credited against the Public Shareholder's federal income tax liabilities, so long as the required information is provided to the IRS. The Company will report to the IRS the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to payments for the Shares.

     THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE IFS MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. THUS, PUBLIC SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE IFS MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

Regulatory Approvals. No federal or state regulatory approvals are required to be obtained, nor any regulatory requirements complied with, in connection with consummation of the IFS Merger by any party to the IFS Merger Agreement, except for the requirements of the DGCL in connection with shareholder approvals of the IFS Merger Agreement and the requirements of the federal securities laws.

Dissenters' Appraisal Rights. The DGCL sets forth certain rights and remedies applicable to Shareholders who may object to the IFS Merger. These rights are available only to Shareholders through the Effective Time who comply with the requirements of Section 262 of the DGCL.

     Set forth below is a summary of the rights provided to the  Shareholders by
Section 262 of the DGCL. A copy of Section 262 of the DGCL is attached to this Proxy Statement as Annex B. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Annex B. This discussion and Annex B should be reviewed carefully by any Shareholder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, because the failure to comply strictly with the procedures set forth therein will be likely to result in the loss of such appraisal rights. Any Shareholder who contemplates the assertion of appraisal rights is urged to consult his or her own counsel.

     Section 262 of the DGCL provides that, when a merger is to be submitted for approval at a meeting of shareholders, not less than 20 days prior to such meeting each constituent corporation must notify each of the holders of its stock for which appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262 of the DGCL. This Proxy Statement constitutes such notice to the Shareholders.

     The Shareholders who desire to exercise their appraisal rights must satisfy all of the following conditions. Any such Shareholder must be a holder of record of Shares from the date he or she makes a written demand for appraisal (as described below) through the Effective Time and must continuously hold his or her Dissenting Shares throughout the period between such dates. A written demand for appraisal of the Dissenting Shares must be delivered to the Secretary of the Company before the Shareholder vote at the Special Meeting. The demand will be sufficient if it reasonably informs the Company of the identity of the Shareholder and that the Shareholder intends thereby to demand the appraisal of his or her Dissenting Shares. Any written demand for appraisal of Dissenting Shares must be in addition to and separate from any proxy or vote abstaining from or voting against the IFS Merger Agreement. Although a Shareholder must vote against, abstain from voting or fail to vote on the IFS Merger Agreement to preserve his or her rights to appraisal, a vote against, a failure to vote or an abstention from voting will not, in and of itself, constitute a demand for appraisal within the meaning of Section 262 of the DGCL.

     Holders of Dissenting Shares electing to exercise their appraisal rights under Section 262 of the DGCL must neither vote for approval of the IFS Merger Agreement nor consent thereto in writing. A Shareholder who signs and returns a proxy card without expressly specifying a vote against approval of the IFS Merger Agreement or a direction to abstain, by checking the applicable box on the proxy card enclosed herewith, will effectively waive appraisal rights as to those Shares because, in the absence of express instructions to the contrary, such Shares will be voted in favor of the IFS Merger Agreement. Accordingly, a Shareholder who desires to perfect his or her appraisal rights with respect to any Shares must, as one of the procedural steps involved in such perfection: either (i) refrain from executing and returning a proxy card and from voting in person in favor of the IFS Merger Agreement; or (ii) check either the "Against" or the "Abstain" box next to the proposal on such card or vote in person at the Special Meeting against the IFS Merger Agreement or register in person at the Special Meeting an abstention with respect thereto.

     A demand for appraisal must be executed by or for the Shareholder, fully and correctly, exactly as such Shareholder's name appears on the Share Certificate representing his or her Dissenting Shares. If the Dissenting Shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a Shareholder. However, the agent must identify the beneficial owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a Shareholder holds
Dissenting Shares through a broker who in turn holds the Dissenting Shares through a central securities depository nominee, a demand for appraisal of such Dissenting Shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the holder of record.


                           THE TERMS OF THE IFS MERGER

     The following is a summary of the material provisions of the IFS Merger Agreement. A copy of the IFS Merger Agreement is attached as Annex A to this Proxy Statement and is incorporated herein by reference. All capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the IFS Merger Agreement. The following summary does not purport to be complete and is qualified in its entirety by reference to the IFS Merger Agreement.

The IFS Merger. The IFS Merger provides for the merger of IFS Acquisition with and into the Company. The Company will be the surviving corporation and will continue its corporate existence under the laws of the State of Delaware. At the Effective Time the separate corporate existence of IFS Acquisition shall cease. The surviving corporation shall possess all the rights, privileges, immunities, powers and purposes of IFS Acquisition and the Company, and the surviving corporation shall assume and become liable for all liabilities and obligations of IFS Acquisition and the Company.

Effective Time of the IFS Merger. The Effective Time will occur upon the filing of the Certificate of Merger setting forth the information required by Section 251 of the DGCL with the Secretary of State for the State of Delaware, or such other time as the parties to the IFS Merger Agreement agree shall be specified in the Certificate of Merger. The Certificate of Merger will be signed as promptly as practicable after the satisfaction or waiver of the conditions set forth in the IFS Merger Agreement.

Effect of the IFS Merger. At the Effective Time, the effect of the IFS Merger shall be as provided in the applicable provisions of the DGCL.

Treatment of the Public Shares and IFS Acquisition Shares. At the Effective Time, each Public Share outstanding immediately prior to the Effective Time, except for the Dissenting Shares, will, by virtue of the IFS Merger and without any action on the part of the Public Shareholders, be converted into the right to receive the IFS Merger Consideration upon surrender of the Share Certificate representing such Public Share.

     Each Share held by IFS Acquisition immediately prior to the Effective Time shall be canceled at the Effective Time.

     Each share of common stock of IFS Acquisition outstanding immediately prior to the Effective Time will, by virtue of the IFS Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one fully-paid and non-assessable share of the Company.

     Shareholders who do not vote in favor of the IFS Merger at the Special Meeting and who have properly elected to dissent in the manner provided in
Section 262 of the DGCL may exercise their appraisal rights and receive in cash, after submitting to the required process of judicial appraisal, the appraised value of their Public Shares (whether that value is more or less than the IFS Merger Consideration). See "SPECIAL FACTORS -- Dissenters' Appraisal Rights."

Treatment of the Class B Warrants. Pursuant to the IFS Merger Agreement, at the Effective Time each holder of the Company's Class B Warrants entitling the holder to purchase from the Company one Share at an exercise price of $10.00 per Share shall have the right to receive, thereafter, by exercising the Class B Warrant prior to the Class B Warrant Expiration Date, $3.60 in cash for each Class B Warrant they have exercised. The Company does not expect the holders of the Class B Warrants to exercise their conversion rights and expects the Class B Warrants to expire without the occurrence of any conversions. The Class B Warrants expire on December 8, 1999.

     The Company's Class A Redeemable Common Stock Purchase Warrants to purchase one Share at an exercise price of $5.00 per Share expired on June 8, 1997.

Treatment of the Unit Purchase Options. In connection with the Company's initial public offering of securities to the public, on September 9, 1994 the Company issued to Patterson Travis, Inc. ("Patterson") unit purchase options (each, a "Unit Purchase Option"). Each such Unit Purchase Option entitles Patterson to purchase from the Company for an exercise price of $8.25 in cash until and including December 8, 1999 (the "Unit Purchase Option Expiration Date"), (i) one Share and (ii) one Class B Redeemable Common Stock Purchase Warrant to purchase one Share at an exercise price of $16.50 per Share. At the Effective Time, Patterson shall have the right to receive thereafter, by exercising each Unit Purchase Option prior to the Unit Purchase Option Expiration Date, (i) $3.60 in cash for each Share the holder of the Unit Purchase Option is entitled to receive upon the exercise of the Unit Purchase Option and (ii) $3.60 in cash upon the subsequent exercise of the class B warrant received pursuant to the exercise of the Unit Purchase Option. The Company does not expect Patterson to exercise the Unit Purchase Options and expects the Unit Purchase Options to expire without exercise.

Treatment of Options. At the Effective Time, each holder of an option to purchase Shares issued pursuant to the 1994 Stock Incentive Plan, the 1997 Stock Incentive Plan, the 1995 Non-Employee Directors Plan, the 1997 Non-Employee Directors Plan and the 1995 Consultants and Advisors Stock Incentive Plan (as amended) (together the "Stock Option Plans", and each option issued thereunder, an "Option") shall become entitled to receive for each Option held as of the Effective Time an amount in cash equal to the product of (i) the excess, if any, of the IFS Merger Consideration over the applicable exercise price of such Option and (ii) the number of Shares subject to such Option.

     The Compensation Committee of the IFS Board will allow all Options issued under any Stock Option Plan whether exercisable or not, to be exercisable immediately prior to the IFS Merger.

Surrender of Share Certificates. Crescent has designated the Paying Agent to act as the paying agent under the IFS Merger Agreement. Immediately prior to the Effective Time, IFS Acquisition shall deposit with the Paying Agent an amount in cash equal to the IFS Merger Consideration multiplied by the number of Public Shares (other than the Dissenting Shares), to be held by the Paying Agent pursuant to the terms of the Paying Agent Agreement, for the benefit of the Public Shareholders

(other than the holders of the Dissenting Shares). The Paying Agent shall, pursuant to irrevocable instructions, make the payments provided for under the IFS Merger Agreement out of the funds so deposited with it.

     Promptly after the Effective Time, the surviving corporation shall cause the Paying Agent to mail to each holder of record as of the Effective Time of an outstanding Share Certificate a letter of transmittal and instructions for use in effecting the surrender of such Share Certificates for payment in accordance with the IFS Merger Agreement. Upon the surrender to the Paying Agent of a Share Certificate, together with a duly executed letter of transmittal, the holder thereof shall be entitled to receive cash in an amount equal to the product of the number of Public Shares represented by such Share Certificate and the IFS Merger Consideration, less any applicable withholding tax, and such Share Certificate shall then be canceled.

     Until  surrender  pursuant to the procedures  described  above,  each Share
Certificate (other than the Share Certificates representing the Dissenting Shares) shall represent for all corporate purposes, as of the Effective Time, solely the right to receive the IFS Merger Consideration in cash multiplied by the number of Public Shares evidenced by such Share Certificate, without interest thereon.

     At and after the Effective Time the Public Shareholders shall cease to have any rights as Shareholders of the Company, except for their right to surrender their Share Certificates representing their Public Shares and to receive the IFS Merger Consideration, or to perfect such holder's rights, if any, to receive payment with respect to the Public Shares for which such Public Shareholder has validly demanded appraisal rights in accordance with the DGCL (which demand has not been withdrawn).

     After the Effective Time there shall be no further registration of transfers on the stock records of the Company of Shares which were outstanding immediately prior to the Effective Time. If a Share Certificate formerly representing such Shares is presented to the surviving corporation, such Share Certificates shall be canceled and exchanged for cash as provided in the IFS Merger Agreement without any interest thereon.

     Any portion of the deposit made available to the Paying Agent pursuant to the IFS Merger which remains unclaimed by the Public Shareholders one year after the Effective Time shall be returned to the surviving corporation, upon demand, after which time the Paying Agent's duties as to such amounts shall terminate. Any Public Shareholder who has not exchanged his, her or its Public Shares for the IFS Merger Consideration in accordance with the IFS Merger Agreement prior to the time that the unclaimed amounts are returned to the surviving corporation will thereafter only be able to look to the surviving corporation for payment of their claims for the IFS Merger Consideration, without interest, but will have no greater rights against the surviving corporation than may be accorded a general creditor of the surviving corporation.

     Any portion of the deposits made available to the Paying Agent to pay for Public Shares for which appraisal rights have been perfected will be returned to the surviving corporation upon demand, subject, however, to the obligation of the surviving corporation to return such amounts to the Paying Agent at such time as such appraisal rights are no longer perfected.

Withholding Rights. Pursuant to the IFS Merger Agreement, IFS Acquisition, the surviving corporation and the Paying Agent are entitled to deduct and withhold from the amounts payable to any Public Shareholder such amounts as IFS Acquisition, the surviving corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under applicable tax law. To the extent that amounts are so deducted and withheld by IFS Acquisition, the surviving corporation or the Paying Agent, such amounts shall be treated for all purposes of the IFS Merger Agreement as having been paid to the relevant Public Shareholder.

Conditions to the IFS Merger; Amendment, Waiver and Termination. Pursuant to the IFS Merger Agreement, the obligations of each of Crescent, IFS Acquisition and the Company to effect the IFS Merger are subject to the following conditions:
(i) the proposal to approve and adopt the IFS Merger Agreement at the Special Meeting shall have received the affirmative vote of the holders of at least a majority of all of the outstanding Shares; (ii) the absence of any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) enacted, issued, promulgated, enforced or entered prohibiting the consummation of the IFS Merger; (iii) the receipt of all other required authorizations, consents and approvals by third parties; (iv) the performance of and compliance with, in all material respects, all agreements and obligations contained in the IFS Merger Agreement and required to be performed or complied with at or prior to the Effective Time by the respective parties to the IFS Merger Agreement; (v) the material truth and correctness of all representations and warranties of the parties to the IFS Merger Agreement; (vi) Scott & Stringfellow shall have reaffirmed orally its fairness opinion as of the date of mailing this Proxy Statement and again at the Effective Time and shall not have withdrawn its written fairness opinion; and (vii) on or prior to July 1, 1998, Crescent and IFS Acquisition shall procure bank financing commitments from financial institutions, and on or prior to the Effective Time the financial institutions shall have made available to IFS Acquisition the proceeds of the financing.

     Crescent may waive the satisfaction of any obligation, covenant, agreement or condition under the IFS Merger Agreement on behalf of Crescent or IFS Acquisition. The waiver by the Company of any of its rights under the IFS Merger Agreement requires the prior approval of the Special Committee. The Company has made no determination as to whether it would waive any condition, and any such determination would be made on behalf of the Company by the Special Committee based on the facts and circumstances existing at the time such waiver is requested. The IFS Merger Agreement may be amended by written agreement of Crescent, IFS Acquisition and the Company, with the approval of the Special Committee, at any time prior to the Effective Time.

     The IFS Merger Agreement may be terminated at any time prior to the Effective Time, either before or after approval by the Shareholders of the Company, by: (i) mutual written consent duly authorized by the Special Committee, the IFS Board, the Crescent Board and the Board of Directors of IFS Acquisition; (ii) any of Crescent, IFS Acquisition or the Company if any court of competent jurisdiction or administrative agency, commission, governmental or regulatory authority, domestic or foreign, shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the IFS Merger and such order, decree, ruling or other action shall have become final and nonappealable; (iii) any of Crescent, IFS Acquisition or the Company if the Effective Time shall not have occurred on or before December 31, 1998; provided, however, the right to terminate the IFS Merger Agreement under this provision is not available to any party whose failure to fulfill any obligation under the IFS Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; (iv) Crescent or IFS Acquisition, if, consistent with the terms of the IFS Merger Agreement, the IFS Board or the Special Committee withdraws, modifies or changes its recommendation of the IFS Merger Agreement or the IFS Merger in a manner adverse to Crescent or IFS Acquisition or shall have resolved to do any of the foregoing or the IFS Board or the Special Committee shall have recommended to the Shareholders of the Company any competing transaction; or (v) the Company (such determination to be made on behalf of the Company by the Special Committee in its sole discretion), if, consistent with the terms of the IFS Merger Agreement, the IFS Board or the Special Committee withdraws its recommendation of the IFS Merger Agreement or the IFS Merger or shall have resolved to do either of the foregoing or the IFS Board or the Special Committee shall have recommended to the Shareholders of the Company any competing transaction.

     The IFS Merger Agreement provides that in the event of its termination, no party thereto will have any liability or further obligation to any other party to the IFS Merger Agreement; provided that any termination shall be without prejudice to the rights of any party to the IFS Merger Agreement arising out of any wilful breach by any other party of any covenant or agreement contained in the IFS Merger Agreement. In the event the IFS Merger Agreement is terminated, Crescent is responsible for all costs and expenses incurred by such party. If the IFS Merger is not consummated due to the failure to satisfy a condition to consummation of the IFS Merger or to the termination of the IFS Merger Agreement, the IFS Board currently intends to continue to conduct the Company's operations in the normal course, consistent with past practice.

Representations and Warranties. The IFS Merger Agreement contains various representations and warranties of the Company to Crescent and IFS Acquisition, including the following matters: (i) the due organization and valid existence of the Company and its subsidiaries and affiliates; (ii) the capitalization of the Company and its subsidiaries and affiliates; (iii) the due authorization, execution and delivery of the IFS Merger Agreement and its binding effect on the Company; (iv) regulatory filings and approvals; (v) the absence of conflicts between the IFS Merger Agreement and the transactions contemplated thereby with the Company's certificate of incorporation or bylaws, any contract to which it or its subsidiaries or affiliates are parties or any law, rule, regulation, order, writ, injunction or decree binding upon the Company or its subsidiaries or affiliates; (vi) the accuracy of the information provided by the Company for inclusion in this Proxy Statement; (vii) the absence of any brokers or finders (other than Scott & Stringfellow); and (viii) the accuracy of the information provided by the Company to Scott & Stringfellow.

     The IFS Merger Agreement also contains representations and warranties of Crescent and IFS Acquisition to the Company, including the following matters:
(i) the due organization and valid existence of each of Crescent and IFS Acquisition; (ii) the due authorization, execution and delivery of the IFS Merger Agreement by Crescent and IFS Acquisition and its binding effect on such parties; (iii) regulatory filings and approvals; (iv) the absence of conflicts of the IFS Merger Agreement and the transactions contemplated thereby with the certificate of incorporation or bylaws (or equivalent documents) of each of Crescent and IFS Acquisition, or with any contract binding upon Crescent or IFS Acquisition, or with any law, rule, regulation, order, writ, injunction or decree binding upon any of such parties; (v) the accuracy of the information provided by Crescent and IFS Acquisition for inclusion in this Proxy Statement;
(vi) the absence of brokers and finders; and (vii) the accuracy of the information provided by the Company to Scott & Stringfellow.

Certain Agreements. The IFS Merger Agreement provides that the Company will as soon as practicable: (i) acting through the IFS Board and subject to the fiduciary duties thereof and applicable law, call and convene the Special Meeting; (ii) prepare and file with the SEC a preliminary proxy statement and mail the definitive proxy statement to its Shareholders; and (iii) subject to the fiduciary duties under applicable law of the Company's directors, use its reasonable efforts to obtain the necessary approvals by its Shareholders of the IFS Merger Agreement and the transactions contemplated thereby. The IFS Merger Agreement provides that the proxy statement will include, subject to their fiduciary duties, the respective recommendations of the IFS Board and the Special Committee to the Shareholders for approval of the IFS Merger Agreement and the transactions contemplated thereby.

Reasonable Efforts. Pursuant to the IFS Merger Agreement, each of the parties will use its reasonable efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate the IFS Merger, including obtaining any required consents of third parties and governmental authorities.

Indemnification.  The  Company  agreed  in the IFS  Merger  Agreement  that  the
Company, in its capacity as the surviving corporation, shall provide with respect to each Indemnified Party the indemnification rights (including any rights to advancement of expenses) which such Indemnified Parties had from the Company, or such subsidiary or affiliate, immediately prior to the Effective Time of the IFS Merger, whether under the DGCL or the Company's certificate of incorporation, the Company's bylaws or the bylaws of such subsidiary or affiliate or otherwise. In addition, the IFS Merger Agreement provides that the indemnification rights so provided shall survive the closing indefinitely and are intended to benefit the Company, the surviving corporation and each of the Indemnified Parties and his or her heirs and representatives and is binding on all successors and assigns of Crescent and the surviving corporation.

     Such indemnification rights include indemnification of any Indemnified Party who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), including proceedings involving alleged violations of the federal securities laws, provided the Indemnified Party acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided such Indemnified Party had no reasonable cause to believe his or her conduct was unlawful. Any such indemnification (unless ordered by a court) must be made only as authorized in the specific case upon a determination that the indemnification of the Indemnified Party is proper in the circumstances because the person has met the applicable standard of conduct. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to an Indemnified Party, the Company has been advised that in the opinion of the SEC such indemnification is against public policy and is, therefore, unenforceable.

Accounting Treatment. The IFS Merger will be accounted for under the "purchase" method of accounting whereby the purchase price will be allocated among the Company's assets and liabilities based on the fair market value of the assets acquired and liabilities assumed.

                         SELECTED FINANCIAL INFORMATION

     On December 10, 1997, the Company terminated its appointment of Moore Stephens, P.C. as their auditors. Subsequently, the Company appointed Ernst & Young, Chartered Accountants, as its auditors.

     The following selected financial information for the fiscal years ended December 28, 1997 and December 29, 1996 has been derived from the audited consolidated financial statements of the Company. The selected financial information set forth below for the 13 weeks ended March 29, 1998 and March 30, 1997 has been derived from the unaudited consolidated quarterly financial statements of the Company. The selected financial information set forth below should be read in conjunction with the historical financial statements and related notes of the Company incorporated by reference into this Proxy Statement.

Financial Year

Statement of Operations Data ($):

                                                                       52 Weeks Ended December
                                                         ------------------------------------------------------------

                                                                  28, 1997                   29, 1996
                                                         ------------------------------------------------------------

Revenues...............................................                   28,360,981               21,239,834
Income from Continuing Operations......................                    2,508,683                  514,029
Net Income per Share from Continuing Operations........                         0.36                     0.08

                                                                       52 Weeks Ended December
                                                         ------------------------------------------------------------

Balance Sheet Data ($):                                           28, 1997                   29, 1996
                                                         ------------------------------------------------------------


Total Assets...........................................                   16,768,734               13,470,170
Long-Term Debt.........................................                    1,515,252                  460,240
Total Stockholder's Equity.............................                    8,598,120                7,179,374

Quarterly

Statement of Operations Data ($):

                                                                               13 Weeks
                                                          -----------------------------------------------------------

                                                              December 29, 1997         December 30, 1996
                                                                      to                        to
                                                                March 29, 1998            March 30, 1997
                                                          -----------------------------------------------------------

Revenues.................................................                  7,719,397                6,694,399
Income from Continuing Operations........................                     74,939                  144,468
Net Income per Share from Continuing Operations..........                       0.01                     0.02

                                                                               13 Weeks
                                                          -----------------------------------------------------------

Balance Sheet Data ($):                                       December 29, 1997         December 30, 1996
                                                                      to                        to
                                                                March 29, 1998            March 30, 1997
                                                          -----------------------------------------------------------

Total Assets.............................................                 17,346,618               16,768,734


                                      -49-



Long-Term Debt...........................................                  1,421,091                1,515,252
Total Shareholder's Equity...............................                  8,674,836                8,598,120


                           EXECUTIVE AND COMPENSATION

Summary Compensation Table. The following table sets forth the aggregate cash compensation paid by the Company for the 52 weeks ended December 28, 1997 to those executive officers whose salary and bonus exceeded $100,000 and the Chief Executive Officer.


                                                                Compensation
                                   Annual Compensation                    Long Term Compensation Awards
      Name and                                                         Other         Restricted     Securities
     Principal                        Salary                          Annual           Stock        Underlying        All Other
      Position           Year      Compensation      Bonus(1)     Compensation(2)     Award(s)        Options       Compensation
      --------           ----      ------------      -----        ------------        --------        -------       ------------

Colin Halpern            1997(3)     $152,000       $100,000         $27,238               0           25,000               0
Chairman(4)              1996          96,000              0          23,283               0           10,000               0
                         1995          96,000              0          56,043               0                0               0
H. Michael Bush          1997         $70,000        $60,000          $5,000               0           75,000               0
Acting President,        1996          50,000         10,000             ---               0           15,000               0
Chief Financial
Officer, Secretary
Gerald Halpern           1997         $93,000        $60,000         $31,568               0           75,000               0
Executive Vice           1996          72,000              0          30,860               0                0               0
President                1995          72,000              0          34,814               0                0               0


(1)  Represents amounts paid under the Company bonus plan.

(2) For 1997, Mr. Colin Halpern's compensation includes $18,322 car allowance and $8,916 for insurance and for 1996 includes $15,840 car allowance and $7,443 for insurance and for 1995 includes $15,840 car allowance, $7,443 for insurance and $32,760 for housing allowance. For Mr. Gerald Halpern, the 1997 figure includes $25,668 housing allowance and $5,900 for insurance, the 1996 figure includes $24,960 housing allowance and $5,900 for insurance and 1995 includes $28,914 housing allowance and $5,900 for insurance. Where no amount is given, the dollar value of perquisites paid to the named executive officer does not exceed the lesser of $50,000 or 10 percent of the total of annual salary and bonus reported for the named executive officer.

(3) For 1997, Mr. Colin Halpern's compensation reflects $120,000 of compensation paid to Englewood for consulting services. Englewood is owned by Mrs. Gail Halpern, Mr. Colin Halpern's spouse. Mr. Colin Halpern is the sole employee of Englewood.

(4)  Mr. Colin Halpern served as President from December 1993 through May 1996.

     The following tables set forth as to the executive officers, certain information relating to options for the purchase of Common Stock granted and exercised during fiscal year 1997 and held at the end of fiscal year 1997.


                                           Percent of Total
                                                Options
                                              Granted to              Exercise
                          Options              Employees              or Base
        Name              Granted           in Fiscal Year             Price         Expiration Date

Colin Halpern             5,000(1)              4.14%                 $0.5625          1/2/07
                             5,000              4.14%                 $1.15625         4/1/07
                             5,000              4.14%                 $2.25            7/1/07
                             5,000              4.14%                 $2.00           10/1/07
H. Michael Bush             75,000(2)          27.60%                 $0.50           8/12/06
Gerald Halpern              75,000(2)          27.60%                 $0.50           8/12/06

(1) Represents Options granted under the Company's 1997 Non-Employee Director Plan. Mr. Colin Halpern was not an executive officer of the Company at the time of grant. Such Options are exercisable after the first anniversary of the grant until ten years from the date of grant.

(2) One-third of such Options were exercisable on August 18, 1997, one-third are exercisable on August 18, 1998, and the remaining one-third are exercisable on August 18, 1999. No Option is exercisable after August 18, 2006.



                                                                                 Value of
                                               Securities       Securities      unexercised          Value of
                                               underlying       underlying        in-the-          unexercised
                       Shares                  unexercised      unexercised        money           in-the-money
                      acquired                 options at       options at       option at          option at
                         on         Value        FY-End           FY-End         FY-End(1)          FY-End(1)
       Name           exercise    Realized     Exercisable     Unexercisable    Exercisable       Unexercisable
       ----           --------    --------     -----------     -------------    -----------       -------------

Colin Halpern            0            0           10,000            25,000        $22,500           $ 34,570
H. Michael Bush          0            0           35,000            55,000        $78,750           $135,300
Gerald Halpern           0            0           25,000            50,000        $59,500           $119,000

(1) Represents the difference between the option exercise price and the closing market price for the Shares on December 31, 1997 ($2.875).

                         OWNERSHIP OF EQUITY SECURITIES

The Company. The table below sets forth certain information as of May 15, 1998 regarding the beneficial ownership, as defined in regulations of the SEC, of Shares of: (i) each person who is known to the Company to be the beneficial owner of more than 5 percent of the outstanding Shares; (ii) each director of the Company; and (iii) all directors and executive officers as a group. On May 15, 1998 there were 7,027,324 Shares outstanding. Unless otherwise specified, the named beneficial owner has sole voting and investment power. The information in the table below was furnished by the persons listed. "Beneficial Ownership" as used herein has been determined in accordance with the rules and regulations of the SEC and is not to be construed as a representation that any of such Shares are in fact beneficially owned by any person.


    Names and Addresses of              Amount and Nature of       Percentage
       Beneficial Owners                Beneficial Ownership        of Class

Crescent Capital, Inc. (1)                        4,700,000            66.8%
  6701 Democracy Blvd.
  Suite 300
  Bethesda, Maryland 20817
Domino's Pizza International, Inc.                  300,000             4.2%
Colin Halpern                                     10,000(2)                *
H. Michael Bush                                   35,000(3)                *
Gerald Halpern                                    48,000(4)                *
David Coffer                                      27,000(5)                *
Bernard Goldman                                   20,080(6)                *
All directors and officers
  as a group (5 persons)                            140,080               2%
-------------
*     Less than 1 percent

(1) Since December, 1993, WLP, a limited partnership of which Woodland Group is a General Partner, has owned approximately 92 percent of Crescent's issued and outstanding shares of common stock. Woodland Group is owned one-third by Mr. Jay Halpern, one-third by Mrs. Nancy Gillon and one-third by Mrs. Gail Halpern. Mrs. Halpern is the wife of Mr. Colin Halpern. Mr. Jay Halpern and Mrs. Nancy Gillon are the children of Gail and Colin Halpern. By reason of their indirect ownership of approximately 92 percent of the outstanding common stock of Crescent, Mr. Jay Halpern, Ms. Gillon and Mrs. Halpern may be deemed to have a beneficial interest in the shares owned by Crescent. Mr. Jay Halpern, Ms. Gillon and Mrs. Halpern disclaim beneficial ownership of such securities.
(2) Represents Options to purchase Shares exercisable within 60 days of May 15, 1998. Mr. Bush holds Options to acquire an additional 55,000 Shares which will be exercisable upon consummation of the transaction.
(3) Represents Options to purchase Shares exercisable with 60 days of May 15, 1998. Mr. Bush holds Options to acquire an additional 55,000 Shares which will be exercisable upon consummation of the transaction.
(4) Of these Shares, 23,000 are owned in an Individual Retirement Account for the benefit of Mr. Gerald Halpern and 25,000 represent Options which are currently exercisable. Mr. Halpern holds Options to acquire an additional 25,000 Shares which will be exercisable upon consummation of the transaction.
(5) Mr. Coffer was granted an Option under the 1995 Consultants and Advisors Stock Incentive Plan prior to becoming a director. Mr. Coffer holds Options to acquire an additional 25,000 Shares which will be exercisable upon consummation of the transaction.
(6) Mr. Goldman holds Options to acquire an additional 10,000 Shares which will be exercisable upon consummation of the transaction.

Crescent. The table below sets forth certain information as of May 15, 1998 regarding the beneficial ownership, as defined in regulations of the SEC, of shares of Crescent common stock of: (i) each person who is known to Crescent to be the beneficial owner of more than 5 percent of the outstanding shares of Crescent; (ii) each director of Crescent; and (iii) all directors and executive officers as a group. On May 15, 1998 there were 545,000 shares of Crescent Class A Common Stock and 2,000,000 shares of Crescent Class B Common Stock outstanding. Unless otherwise specified, the named beneficial owner has sole voting and investment power. The information in the table below was furnished by the persons listed. "Beneficial Ownership" as used herein has been determined in accordance with the rules and regulations of the SEC and is not to be construed as a representation that any of such shares are in fact beneficially owned by any person.



         Names and Addresses of             Amount and Nature of
           Beneficial Owners                 Beneficial Ownership           Percentage of Class
                                          Class A           Class B        Class A       Class B

Woodland Limited Partnership (1)           332,860         2,000,000       60.99%          100%
1301 K St. N.W., Suite 1100
Washington, DC 20005
Colin Halpern                                 0                0             0%             0%
All directors and officers                    0                0             0%             0%
   as a group (1 person)

-----------------------
(1) WLP, a limited partnership of which Woodland Group is the General Partner, owns substantially all of WLP's issued and outstanding shares of Common Stock. Woodland Group is owned one-third by Mr. Jay Halpern, one-third by Mrs. Nancy Gillon and one-third by Mrs. Gail Halpern. Mrs. Gail Halpern is the wife of Mr. Colin Halpern. Mr. Jay Halpern and Mrs. Nancy Gillon are the children of Gail and Colin Halpern. By reason of their ownership of the outstanding stock of Woodland Group, Mr. Jay Halpern, Mrs. Gillon and Mrs. Gail Halpern may be deemed to have a beneficial interest in the shares of the Crescent owned by WLP. However, Mr. Halpern, Ms. Gillon and Mrs. Halpern disclaim beneficial ownership of such securities.

IFS Acquisition. On May 15, 1998 there were no IFS Acquisition shares outstanding. On [ , 1998] Crescent contributed its Shares to IFS Acquisition. Consequently, as of [ , 1998] IFS Acquisition owns 4,700,000 Shares or approximately 67 percent of the issued and outstanding Shares.


                       DIVIDENDS AND PRICE RANGE OF SHARES

The Company. The Company's Shares are traded separately and as part of a unit (a "Unit") which includes one Share, and one Class B Warrant to purchase one Share through December 8, 1999 at $10.00 per share. The Company's Units, Shares and Class B Warrants are listed on the OTC Bulletin Board, an inter-dealer, over-the-counter market, under the symbols DOMSU, DOMS, and DOMSZ. Quotes for stock traded on the OTC Bulletin Board are not listed in newspapers.

     The high and low bid prices of the Units and Common Stock, as reported by Nasdaq, were as follows:


                                           Common                                        Units
                                 High                Low                    High                      Low

1998
1st Quarter                      $2.625              $2.00                 $3.50                     $1.75
2nd Quarter (through              3.28125             2.25                 No Trading                No Trading
May 15, 1998)

1997
1st Quarter                     $1.3125              $0.50                 $1.25                     $0.50
2nd Quarter                        2.25              1.125                 2.125                    1.1875
3rd Quarter                       2.375              1.125                2.3125                      1.25
4th Quarter                       2.875               1.75                 2.375                    1.5625

1996
1st Quarter                       $1.87              $0.50                 $2.00                     $0.62
2nd Quarter                        1.50               0.62                  1.50                      0.62
3rd Quarter                        1.75               0.62                  1.75                      0.62
4th Quarter                        1.25               0.50                  1.25                      0.50

1995
1st Quarter                        $---              $ ---                 $6.25                     $5.75
(beginning January 11,
1995)
2nd Quarter                        5.00               5.00                 6.375                      5.50
(beginning June 23, 1995)
3rd Quarter                       6.125               5.00                  7.00                     5.125
4th Quarter                        8.00               0.75                  8.25                     0.875

     These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Quotations have been obtained through Standard & Poor's Comstock.

     The Company has not paid any cash dividends on its Shares and does not intend to pay cash dividends on its Shares for the foreseeable future. The Company intends to retain future earnings to finance future developments. The Company intends to retain future earnings to finance future developments.

     Crescent. Crescent Class A Common Stock has never been listed and no trading market has ever developed.

     Crescent has not paid any cash dividends on its Class A Common Stock and does not intend to pay cash dividends on its Class A Common Stock for the foreseeable future. Crescent intends to retain future earnings to finance future developments.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has engaged the firm of Ernst & Young, Chartered Accountants, as its auditors.

     It is anticipated that a representative of Ernst & Young, Chartered Accountants, will be present at the Special Meeting, and will be given the opportunity to make any statement he or she desires to make and will be available to respond to questions.


                                  OTHER MATTERS

     The IFS Board does not know of other matters which are likely to be brought before the Special Meeting. However, in the event that any other matters properly come before the Special Meeting, the persons named in the enclosed proxy are expected to vote the Shares represented by such proxy on such matters in accordance with their best judgment.

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy is to be borne by Crescent.

     In addition to the solicitation of proxies by the use of the mails, the Company may utilize some of its officers and employees (who will receive no compensation in addition to their regular salaries) to solicit proxies personally and by telephone. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of this Proxy Statement to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.


               SHAREHOLDERS' PROPOSALS FOR THE 1998 ANNUAL MEETING

     If the IFS Merger is not consummated, or if it is not consummated within the time period currently contemplated, the Company will hold a 1998 Annual Meeting of Shareholders in [ , 1998]. As described in the Company's proxy statement relating to its 1997 Annual Meeting of Shareholders, in order for proposals of the Company's shareholders to be considered for inclusion in the proxy statement relating to its 1998 Annual Meeting of Shareholders, such proposals must have been received at the Company's executive office not later than December 15, 1997.

     The Company will provide the Shareholders, without charge, a copy of the Company's Annual Report on Form 10-KSB filed with the SEC for the 52 weeks ended December 28, 1997, including the financial statements and schedules attached thereto, upon written request to Mr. H. Michael Bush, Secretary, at International Franchise Systems, Inc., 6701 Democracy Boulevard, Suite 300, Bethesda, Maryland 20817.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the SEC by the Company File No. 000-26270 are incorporated by reference in this Proxy Statement: (i) the Annual Report on Form 10-KSB for the 52 weeks ended December 28, 1997; (ii) the Quarterly Report on Form 10-QSB for the 13 weeks ended March 29, 1998; (iii) the Current Report on Form 8-K, dated March 19, 1998, and filed on March 24, 1998; and (iv) the Current Report on Form 8-K, dated May 19, 1998 and filed on May 21, 1998.

     All documents and reports filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the respective dates of the filing of such documents or reports.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE 52 WEEKS ENDED DECEMBER 28, 1997 IS BEING DELIVERED WITH THIS PROXY STATEMENT.

THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE TO SUCH DOCUMENTS) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER TO WHOM THIS PROXY STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUESTS OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, TO INTERNATIONAL FRANCHISE SYSTEMS, INC., 6701 DEMOCRACY BOULEVARD, SUITE 300, BETHESDA, MARYLAND 20817,
ATTN: H. MICHAEL BUSH, SECRETARY (TELEPHONE: (301) 897-4870). IN ORDER TO ENSURE DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, REQUESTS MUST BE RECEIVED NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE SPECIAL MEETING.


                              AVAILABLE INFORMATION

     The Company and Crescent are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the SEC located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, and are available from the Edgar filings obtained through the SEC internet website (http://www.sec.gov.)

                                                                         ANNEX A


--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF MAY 19, 1998

                                      AMONG

                     INTERNATIONAL FRANCHISE SYSTEMS, INC.,

                             CRESCENT CAPITAL, INC.

                                       AND

                           IFS ACQUISITION CORPORATION

--------------------------------------------------------------------------------


                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                 THE IFS MERGER

1.1.     The IFS Merger........................................................2
1.2.     Effective Time; Closing...............................................2
1.3.     Effect of the IFS Merger..............................................2
1.4.     Conversion of Shares..................................................2
1.5.     Stock Options.........................................................3
1.6.     Surrender of Shares; Stock Transfer Books.............................4
1.7.     Class B Warrants......................................................5
1.8.     Unit Purchase Options.................................................6

                                   ARTICLE II

                            THE SURVIVING CORPORATION

2.1.     Certificate of Incorporation..........................................6
2.2.     Bylaws................................................................6
2.3.     Directors and Officers................................................6

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1.     Organization and Standing.............................................6
3.2.     Capitalization........................................................7
3.3.     Authority for Agreement...............................................7
3.4.     No Conflict...........................................................7
3.5.     Required Filings and Consents.........................................8
3.6.     Disclosure Documents..................................................8
3.7.     Brokers...............................................................9
3.8.     Information Provided to Scott & Stringfellow..........................9

                                   ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF CRESCENT AND IFS ACQUISITION

4.1.     Organization and Standing.............................................9
4.2.     Authority for Agreement...............................................9
4.3.     No Conflict..........................................................10
4.4.     Required Filings and Consents........................................10
4.5.     Information for Company Disclosure Documents.........................10
4.6.     Brokers..............................................................11
4.7.     Information Provided to Scott & Stringfellow.........................11

                                    ARTICLE V

                                    COVENANTS

5.1.     Conduct of the Business Pending the IFS Merger.......................11
5.2.     Access to Information; Confidentiality...............................12
5.3.     Further Action; Reasonable Efforts...................................12
5.4.     Stockholders' Meeting................................................13
5.5.     Competing Transaction................................................13
5.6.     Proxy Statement......................................................13
5.7.     Indemnification......................................................14
5.8.     Public Announcements.................................................14
5.9.     Notices of Certain Events............................................14

                                   ARTICLE VI

                                   CONDITIONS

6.1.     Conditions to the Obligation of Each Party...........................15
6.2.     Additional Conditions to the Obligations of Crescent
           and IFS Acquisition................................................15
6.3.     Additional Conditions to the Obligations of the Company..............16

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

7.1.     Termination..........................................................17
7.2.     Effect of Termination................................................17
7.3.     Amendments...........................................................18
7.4.     Waiver...............................................................18

                                  ARTICLE VIII

                               GENERAL PROVISIONS

8.1.     No Third Party Beneficiaries.........................................18
8.2.     Entire Agreement.....................................................18
8.3.     Succession and Assignment............................................18
8.4.     Counterparts.........................................................18
8.5.     Headings.............................................................18
8.6.     Governing Law........................................................19
8.7.     Severability.........................................................19
8.8.     Specific Performance.................................................19
8.9.     Construction.........................................................19
8.10.    Non-Survival of Representations and Warranties.......................19
8.11.    Certain Definitions..................................................19
8.12.    Fees and Expenses....................................................20
8.13.    Notices..............................................................20


EXHIBIT A  Ownership of International Franchise Systems, Inc. Common Stock and
           Options


                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of May 19, 1998, among International Franchise Systems, Inc., a Delaware corporation (the "Company"), Crescent Capital, Inc., a Delaware corporation ("Crescent"), and IFS Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Crescent ("IFS Acquisition").

                              W I T N E S S E T H:

     WHEREAS, as of the date hereof, Crescent owns an aggregate of 4,700,000 shares (the "Crescent Shares") of the Common Stock, par value $.01 per share, of the Company (the "Shares"), representing approximately 67% of the total number of Shares issued and outstanding as of the date hereof;

     WHEREAS, Crescent has proposed to the Board of Directors of the Company that Crescent acquire the 2,327,324 Shares not owned by Crescent (the "Public Shares") through a merger (the "IFS Merger") of IFS Acquisition with and into the Company pursuant to the terms of this Agreement; and

     WHEREAS, the Boards of Directors of each of Crescent and IFS Acquisition believe that it is in the best interests of each of Crescent and IFS Acquisition and their respective stockholders, and the Board of Directors of the Company believes that it is in the best interests of the Company and its stockholders, to enter into this Agreement and to consummate the merger of IFS Acquisition with and into the Company in accordance with the terms of this Agreement; and

     WHEREAS, a Special Committee (the "Special Committee") of directors of the Board of Directors of the Company has unanimously recommended that the Board of Directors of the Company approve and authorize this Agreement and the IFS Merger, which recommendation was based in part on the opinion of Scott & Stringfellow, independent financial advisors to the Special Committee, that the consideration to be received by the holders of Public Shares in the IFS Merger is fair to such holders from a financial point of view; and

     WHEREAS, the Boards of Directors of the Company, Crescent and IFS Acquisition and the Special Committee have approved this Agreement and the IFS Merger upon the terms set forth in this Agreement;

     NOW, THEREFORE, in consideration of the representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                 THE IFS MERGER

     1.1. The IFS Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware ("DGCL"), at the Effective Time (as defined below) IFS Acquisition shall be merged with and into the Company. As a result of the IFS Merger, the separate corporate existence of IFS Acquisition shall cease and the Company shall continue as the surviving corporation of the IFS Merger. In its capacity as the surviving corporation of the IFS Merger, the Company is sometimes referred to herein as the "Surviving Corporation."

     1.2. Effective Time; Closing. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VI, the parties hereto shall cause the IFS Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State for the State of Delaware, in such form as is required by, and executed in accordance with the relevant provisions of, the DGCL. The IFS Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State for the State of Delaware, or at such other time as the parties hereto agree shall be specified in the Certificate of Merger (the date and time the Merger becomes effective, the "Effective Time"). On the date of such filing, a closing shall be held at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019, or such other place as the parties shall agree.

     1.3. Effect of the IFS Merger. At the Effective Time, the effect of the IFS Merger shall be as provided in the applicable provisions of the DGCL.

     1.4. Conversion of Shares. At the Effective Time:

     (a) each Share held by the Company as treasury stock or owned by Crescent, IFS Acquisition or any direct or indirect subsidiary of either of them immediately prior to the Effective Time shall be cancelled and retired and cease to exist and no payment shall be made with respect thereto;

     (b) each Public Share outstanding immediately prior to the Effective Time shall, except as otherwise provided in paragraph (a) or paragraph (e) of this
Section 1.4, be converted into the right to receive $3.60 in cash, without interest (such cash amount being referred to herein as the "IFS Merger
Consideration") payable to the holder thereof upon the surrender of the certificate formerly representing such outstanding Public Shares;

     (c) the holders of certificates representing Public Shares shall cease to have any rights as stockholders of the Company, except such rights, if any, as they may have pursuant to the DGCL;

     (d) each share of common stock of IFS Acquisition outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

     (e) anything in this Agreement to the contrary notwithstanding, any issued and outstanding Public Shares held by a person who objects to the IFS Merger (a "Dissenting Stockholder") and complies with all the provisions of the DGCL concerning the right of holders of Shares to dissent from the IFS Merger and require appraisal of their Shares ("Dissenting Shares") shall not be converted as described in Section 1.4(b) but shall become, by virtue of the IFS Merger, the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the DGCL. If, after the Effective Time, such Dissenting Stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to the DGCL, such Shares shall be deemed to have been converted as of the Effective Time into the right to receive the IFS Merger Consideration. The Company shall give Crescent and IFS Acquisition (i) prompt notice of any demands for appraisal of Public Shares received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Crescent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

     1.5. Stock Options. (a) At the Effective Time, each holder of an option to purchase Shares issued pursuant to grants under the 1994 Stock Incentive Plan, 1997 Stock Incentive Plan, 1995 Non-Employee Directors Plan, 1997 Non-Employee Directors Plan and 1995 Consultants and Advisors Stock Incentive Plan (as amended) (together, the "Stock Option Plans", and each option issued thereunder, an "Option") shall become entitled to receive (subject to any required tax withholding) from the Surviving Corporation, for each Option held by such holder as of the Effective Time, an amount in cash equal to the product of (i) the excess, if any, of the IFS Merger Consideration over the applicable exercise price of such Option (determined on a Share by Share basis) and (ii) the number of Shares subject to such Option that are currently exercisable in accordance with the provisions of the Stock Option Plans immediately prior to the Effective Time (such amount with respect to any Option, the "Option Consideration").

     (b) Promptly after the date hereof, the Company shall cause to be mailed to each holder of Options any notification with respect to the effect of the IFS Merger on such Options as may be required by the Stock Option Plans. No interest shall accrue or be paid to the beneficial owner or holder of any Option with respect to the Option Consideration payable upon the cancellation of any Option.

     (c) No further Options shall be granted pursuant to the Stock Option Plans after the Effective Time.

     1.6. Surrender of Shares; Stock Transfer Books. (a) Prior to the Effective Time, Crescent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the "Paying Agent") for the holders of Public Shares in connection with the IFS Merger to receive the funds to which holders of Public Shares shall become entitled pursuant to Section 1.4(b). Immediately prior to the Effective Time, IFS Acquisition shall deposit with the Paying Agent an amount in cash equal to the IFS Merger Consideration multiplied by the number of Public Shares (other than the Dissenting Shares) (the "Fund"), to be held by the Paying Agent pursuant to the terms of the Paying Agent Agreement, for the benefit of the Public Shareholders (other than the holders of the Dissenting Shares). The Paying Agent, pursuant to irrevocable instructions, shall make the payments provided in Sections 1.4(b).

     (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record of Public Shares entitled to receive the IFS Merger Consideration pursuant to Section 1.4(b) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Public Shares (the "Share Certificates") shall pass, only upon proper delivery of the Share Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Share Certificates for payment therefor. Upon surrender to the Paying Agent of a Share Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Share Certificate shall be entitled to receive in exchange therefor the IFS Merger Consideration for each Share formerly evidenced by such Share Certificate, and such Share Certificate shall then be cancelled. Until so surrendered, each such Share Certificate shall, at and after the Effective Time, represent for all purposes only the right to receive such IFS Merger Consideration. No interest shall accrue or be paid to any beneficial owner of Public Shares or any holder of any Share Certificate with respect to the IFS Merger Consideration payable upon the surrender of any Share Certificate. If payment of the IFS Merger Consideration is to be made to a person other than the person in whose name the surrendered Share Certificate is registered on the stock transfer books of the Company, it shall be a condition of payment that the Share Certificate so surrendered shall be endorsed in blank or to the Paying Agent or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the IFS Merger Consideration to a person other than the registered holder of the Share Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable.

     (c) At any time following the one year period after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any portion of the Fund which had been made available to the Paying Agent and not disbursed to holders of Public Shares (including, without limitation, all interest and other income received by the Paying Agent in respect of all amounts held in the Fund or other funds made available to it), and thereafter each such holder shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat and other similar laws), and only as general creditors thereof, with respect to any IFS Merger Consideration that may be payable upon due surrender of the Share Certificates held by such holder. The foregoing notwithstanding, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Public Share for any IFS Merger Consideration delivered in respect of such Public Share to a public official pursuant to any abandoned property, escheat or other similar law.

     After the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Public Shares on the records of the Company. From and after the Effective Time, the holders of Public Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Public Shares except as otherwise provided herein or by applicable law.

     (d) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of Options a check payable to such holder in an amount equal to the Option Consideration payable with respect to all Options held by such holder.

     (e) IFS Acquisition, the Surviving Corporation and the Paying Agent, as the case may be, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Public Shares and/or Options such amounts that IFS Acquisition, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), the rules and regulations promulgated thereunder or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by IFS Acquisition, the Surviving Corporation or the Paying Agent, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Public Shares and/or Options in respect of which such deduction and withholding was made by IFS Acquisition, the Surviving Corporation or the Paying Agent.

     (f) Any portion of the deposits made available to the Paying Agent to pay for Public Shares for which appraisal rights have been perfected will be returned to the Surviving Corporation upon demand, subject, however, to the obligation of the Surviving Corporation to return such amounts to the Paying Agent at such time as such appraisal rights are no longer perfected.

     1.7. Class B Warrants. At the Effective Time, each holder of the Company's Redeemable Class B Common Stock Purchase Warrants entitling the holder to purchase from the Company one Share at an exercise price of $10.00 per Share (each, a "Class B Warrant") until and including December 8, 1999 (the "Class B Warrant Expiration Date"), shall have the right to receive thereafter, by exercising such Class B Warrant prior to the Class B Warrant Expiration Date, $3.60 in cash for each Class B Warrant so exercised.

     1.8. Unit Purchase Options. At the Effective Time, the holder of options to purchase units from the Company issued to such holder on September 9, 1994 (each such unit entitling the holder to purchase from the Company for an exercise price of $8.25 in cash until and including December 8, 1999 (the "Unit Purchase Option Expiration Date"), (i) one Share and (ii) one Class B Redeemable Common Stock Purchase Warrant to purchase one Share at an exercise price of $16.50 per Share (each, a "Unit Purchase Option")) shall have the right to receive thereafter, by exercising each Unit Purchase Option prior to the Unit Purchase Option Expiration Date, (i) $3.60 in cash for each Share the holder of the Unit Purchase Option is entitled to receive upon the exercise of the Unit Purchase Option and (ii) $3.60 in cash upon the subsequent exercise of the Class B Warrant received pursuant to the exercise of the Unit Purchase Option.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

     2.1. Certificate of Incorporation. At the Effective Time and subject to the terms of Section 5.7, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL, such certificate of incorporation and the bylaws of the Surviving Corporation.

     2.2. Bylaws. Subject to the terms of Section 5.7, the bylaws of the Company in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with the DGCL, and the certificate of incorporation and such bylaws of the Surviving Corporation.

     2.3. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company immediately prior to the Effective Time shall continue as the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Crescent and IFS Acquisition as follows:

     3.1. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and to enter into and perform this Agreement and to carry out the IFS Merger. The Company is duly qualified to do business as a foreign corporation and is in good standing in every other jurisdiction in which the failure to so qualify would have a Material Adverse Effect (as defined below) on the Company. The Company has furnished to Crescent and IFS Acquisition true and complete copies of its certificate of incorporation (the "Company Certificate of Incorporation") and bylaws (the "Company Bylaws"), each as amended to date and presently in effect. "Material Adverse Effect" shall mean, with respect to any party hereto, any change, event or effect that, when taken together with all other adverse changes, events or effects, is or is reasonably likely to be materially adverse to the business, operations, properties or financial condition of such party and its subsidiaries and affiliates, taken as a whole.

     3.2. Capitalization. The authorized capital stock of the Company consists of 19,000,000 shares of common stock, par value $.01 per share. As of May 15, 1998: (i) 7,027,324 Shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) 7,000 Shares are held in the treasury of the Company; (iii) 1,077,324 Class B Warrants, entitling the holder of each Class B Warrant to purchase one Share at a conversion price of $10.00 per Share up to and including December 8, 1990, are issued and outstanding; (iv) Unit Purchase Options for 107,732 Units, entitling the holder of the Unit Purchase Option to purchase Units at a price of $8.25 per Unit, are issued and outstanding. The Company has previously furnished to Crescent and IFS Acquisition a detailed schedule of outstanding Options, including the exercise prices and existing provisions therefor. See Schedule attached hereto as Exhibit
A. Except as provided in this Section 3.2, (A) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding;
(B) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidence of indebtedness or assets of the Company; and (C) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

     3.3. Authority for Agreement. The execution, delivery and performance by the Company of this Agreement has been duly authorized by all necessary corporate action (including without limitation the unanimous recommendation of the Special Committee), other than the approval of stockholders of the Company to the extent required by applicable law. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Crescent and IFS Acquisition, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The affirmative vote of holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote at a duly called and held meeting of stockholders is the only vote of the Company's stockholders necessary to approve this Agreement.

     3.4. No Conflict. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the IFS Merger will not: (i) conflict with or violate the Company Certificate of Incorporation or Company Bylaws or equivalent organizational documents of any of its subsidiaries or affiliates; (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or affiliates or by which any property or asset of the Company or any of its subsidiaries or affiliates is bound or affected; or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its subsidiaries or affiliates pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries or affiliates is a party or by which the Company or any of its subsidiaries or affiliates or any property or asset of any of them is bound or affected, except in the case of clauses (i), (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries and affiliates taken as a whole, or prevent or materially delay the performance by the Company of any of its obligations under this Agreement.

     3.5. Required Filings and Consents. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or "blue sky" laws ("Blue Sky Laws") and filing and recordation of appropriate merger documents as required by the DGCL and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries and affiliates taken as a whole, or prevent or materially delay the performance by the Company of any of its obligations under this Agreement or the consummation of the Merger.

     3.6. Disclosure Documents. (a) Each document required to be filed by the Company with the Securities and Exchange Commission ("SEC") in connection with the transactions contemplated by this Agreement (the "Company Disclosure Documents"), including, without limitation, the IFS Proxy Statement (as defined below) to be filed with the SEC in connection with the IFS Merger, and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act.

     (b) At the time the IFS Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time of the Stockholders' Meeting, the IFS Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Company Disclosure Document, if any, other than the Proxy Statement and at the time of any distribution thereof, such Company Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The foregoing notwithstanding, the Company makes no representation or warranty with respect to any information supplied by Crescent, IFS Acquisition or any of their representatives which is contained in any of the Company Disclosure Documents.

     3.7. Brokers. No broker, finder or investment banker (other than Scott & Stringfellow) is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the IFS Merger based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Crescent and IFS Acquisition a complete and correct copy of all agreements between the Company and Scott & Stringfellow pursuant to which such firm would be entitled to any payment relating to this Agreement or the IFS Merger.

     3.8. Information Provided to Scott & Stringfellow. To the knowledge of the Company, the information provided by the Company to Scott & Stringfellow in the:
(i) Master Franchise Agreement dated as of December 29, 1993, between Domino's Pizza International, Inc. and Domino's Pizza Group Limited as amended on September 28, 1995, May 26, 1997 and June 24, 1997; (ii) Agreement for the Sale and Purchase for Shares in Domino's Pizza Group Limited dated as of June 26, 1997, between International Franchise Systems, Inc., Abacus (C.I.) Limited and Lacosint Establishment and accompanying documents; (iii) Prospectus dated September 9, 1994 for the sale of Units of International Franchise Systems, Inc.; and (iv) 1997 Audited Financial Statements for the Company as filed with the Annual Report on Form 10-KSB for the 52 weeks ended December 28, 1997, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF CRESCENT AND IFS ACQUISITION

     Crescent and IFS Acquisition represent and warrant to the Company as follows:

     4.1. Organization and Standing. Each of Crescent and IFS Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and to enter into and perform this Agreement and to carry out the IFS Merger.

     4.2. Authority for Agreement. The execution, delivery and performance by each of Crescent and IFS Acquisition of this Agreement, and the consummation by each of Crescent and IFS Acquisition of the IFS Merger, has been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Crescent and IFS Acquisition and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Crescent and IFS Acquisition enforceable against Crescent or IFS Acquisition in accordance with its terms.

     4.3. No Conflict. The execution and delivery of this Agreement by Crescent and IFS Acquisition do not, and the performance of this Agreement by Crescent and IFS Acquisition and the consummation of the IFS Merger will not: (i) conflict with or violate the certificate of incorporation or bylaws of Crescent or IFS Acquisition or any of their subsidiaries or affiliates; (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Crescent or IFS Acquisition or any of their respective subsidiaries or affiliates or by which any property or asset of Crescent or IFS Acquisition or their respective subsidiaries or affiliates is bound or affected; or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Crescent or IFS Acquisition or their respective subsidiaries or affiliates pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Crescent or IFS Acquisition or their respective subsidiaries or affiliates is a party or by which Crescent or IFS Acquisition or their respective subsidiaries or affiliates or any property or asset of any of them is bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or delay the performance by Crescent or IFS Acquisition of their respective obligations under this Agreement or the consummation of the IFS Merger.

     4.4. Required Filings and Consents. The execution and delivery of this Agreement by Crescent and IFS Acquisition do not, and the performance of this Agreement by Crescent and IFS Acquisition will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act, state securities or Blue Sky Laws and filing and recordation of appropriate merger documents as required by Delaware Law and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or delay the performance by Crescent and IFS Acquisition of any of their respective obligations under this Agreement or the consummation of the IFS Merger.

     4.5. Information for Company Disclosure Documents. The information supplied by Crescent or IFS Acquisition for inclusion in the Company Disclosure Documents shall not contain any untrue statement of material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading (i) in the case of the IFS Proxy Statement at the time the IFS Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time of the Stockholders' Meeting and
(ii) in the case of any Company Disclosure Document other than the IFS Proxy Statement, at the time of the filing thereof and at the time of any distribution thereof. The foregoing notwithstanding, neither Crescent nor IFS Acquisition makes any representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained in any of the foregoing documents.

     4.6. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the IFS Merger based upon arrangements made by or on behalf of Crescent or IFS Acquisition.

     4.7. Information Provided to Scott & Stringfellow. To the knowledge of Crescent and IFS Acquisition, the information provided by the Company to Scott & Stringfellow in the: (i) Master Franchise Agreement dated as of December 29, 1993, between Domino's Pizza International, Inc. and Domino's Pizza Group Limited as amended on September 28, 1995, May 26, 1997 and June 24, 1997; (ii) Agreement for the Sale and Purchase for Shares in Domino's Pizza Group Limited dated as of June 26, 1997, between International Franchise Systems, Inc., Abacus (C.I.) Limited and Lacosint Establishment and accompanying documents; (iii) Prospectus dated September 9, 1994 for the sale of Units of International Franchise Systems, Inc.; and (iv) 1997 Audited Financial Statements for the Company as filed with the Annual Report on Form 10-KSB for the 52 weeks ended December 28, 1997, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V

                                    COVENANTS

     5.1. Conduct of the Business Pending the IFS Merger. (a) The Company covenants and agrees that between the date of this Agreement and the Effective Time, unless Crescent and IFS Acquisition shall otherwise agree in writing, the businesses of the Company and its subsidiaries shall be conducted only in, and the Company and its subsidiaries and affiliates shall not take any action except in, the ordinary course of business and in a manner consistent with prior practice.

     (b) The Company agrees and covenants that between the date of this Agreement and the Effective Time, the Company shall not, nor shall the Company permit any of its subsidiaries or affiliates to: (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for dividends or distributions by a subsidiary or affiliate of the Company to the Company or another subsidiary or affiliate of the Company; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (iii) repurchase or otherwise acquire or permit any subsidiary or affiliate to purchase or otherwise acquire, any shares of its capital stock; or (iv) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into any such shares of its capital stock, or any rights, warrants or options to acquire any such shares or convertible securities, other than the issuance of shares of Common Stock of the Company upon the exercise of Options outstanding as of the date of this Agreement under the Stock Option Plans.

     5.2. Access to Information; Confidentiality. (a) From the date hereof to the Effective Time, the Company shall, and shall cause the officers, directors, employees, auditors and agents of the Company to, afford the officers, employees and agents of Crescent and IFS acquisition reasonable access at all reasonable times during regular business hours to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and its subsidiaries and affiliates, and shall furnish Crescent and IFS Acquisition with financial, operating and other data and information as Crescent or IFS Acquisition, through its officers, employees or agents, may reasonably request.

     (b) No investigation pursuant to this Section 5.2 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

     (c) Information afforded or furnished to Crescent or IFS Acquisition by the Company pursuant to this Section 5.2 shall be kept confidential by Crescent and IFS Acquisition and shall not be disclosed to third parties by them except: (i) with the consent of the Company; (ii) as may be required by law, regulation or by legal process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process); or (iii) as may be necessary in connection with the consummation of the IFS Merger.

     5.3. Further Action; Reasonable Efforts. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the IFS Merger, including, without limitation, using its reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and its subsidiaries and affiliates as are necessary for the consummation of the IFS Merger and to fulfill the conditions to the IFS Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or IFS Acquisition, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or IFS Acquisition, any other actions and things they may deem desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the IFS Merger.

     5.4. Stockholders' Meeting. The Company shall, in accordance with applicable law and the Company Certificate of Incorporation and Company Bylaws:
(i) duly call, give notice of, convene and hold a special meeting of its stockholders as promptly as practicable for the purpose of considering and taking action on this Agreement and the IFS Merger (the "Stockholders' Meeting") and (ii) include in the IFS Proxy Statement (A) the recommendation of the Board of Directors of the Company that the stockholders of the Company approve and adopt this Agreement, unless the Board of Directors or the Special Committee, after consultation with counsel, determines to withdraw such recommendation in light of their respective applicable fiduciary duties, and (B) the opinion of Scott & Stringfellow that the consideration to be received by the holders of Public Shares in the IFS Merger is fair to such holders from a financial point of view. The Company shall use its reasonable efforts to solicit from holders of Public Shares entitled to vote at the Stockholders' Meeting proxies in favor of such approval. At the Stockholders' Meeting, Crescent and IFS Acquisition shall cause the shares of Common Stock of the Company owned by Crescent or any of its direct or indirect subsidiaries to be voted in favor of the approval and adoption of this Agreement and the IFS Merger.

     5.5. Competing Transaction. The Company may participate in discussions and negotiate with any person concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving the Company or any subsidiary or affiliate of the Company or division of the Company (any such transaction being referred to herein as a "Competing Transaction"), if the Special Committee, after consultation with counsel, determines that such action is necessary in light of its fiduciary obligations to the stockholders of the Company.

     5.6. Proxy Statement. As promptly as practicable following the execution and delivery of this Agreement by all parties hereto, the Company shall prepare and file a proxy statement with the SEC in accordance with the Exchange Act (the "IFS Proxy Statement"), and shall use its reasonable efforts to have the Proxy Statement cleared by the SEC. Crescent, IFS Acquisition and the Company shall also take any action required to be taken under Blue Sky Laws or state securities laws in connection with the IFS Merger. Crescent, IFS Acquisition and the Company shall cooperate with each other in taking such action and in the preparation of the IFS Proxy Statement. Crescent, IFS Acquisition and their counsel shall be given the opportunity to review the IFS Proxy Statement and any amendments thereto prior to dissemination of the IFS Proxy Statement to holders of shares of Common Stock of the Company. The Company shall provide Crescent, IFS Acquisition and their counsel with a copy of any written comments or telephonic notification of any verbal comments the Company may receive from the SEC or its staff with respect to the Proxy Statement after the receipt thereof and shall permit Crescent, IFS Acquisition and their counsel to participate in the preparation of any written responses and telephonic notification of any verbal responses of the Company or its counsel. Each of the Company, Crescent and IFS Acquisition agrees to use its reasonable efforts, after consultation with the other parties hereto, to respond promptly to all such comments of or requests by the SEC and to cause the IFS Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of shares of Common Stock of the Company entitled to vote at the Stockholders' Meeting at the earliest practicable time.

     5.7. Indemnification.

     (a) Until such time as the applicable statute of limitations shall have expired, the Surviving Corporation shall provide with respect to each present or former director and officer of the Company and its subsidiaries and affiliates (both present and past) (the "Indemnified Parties"), the indemnification rights (including any rights to advancement of expenses) which such Indemnified Parties had, whether from the Company or such subsidiary or affiliate, immediately prior to the Effective Time, whether under the DGCL or the Company Certificate of Incorporation, the Company Bylaws or the bylaws of such subsidiary or affiliate or otherwise.

     (b) This Section 5.7 shall survive the Closing indefinitely and is intended to benefit the Company, the Surviving Corporation and each of the Indemnified Parties and his or her heirs and representatives (each of whom shall be entitled to enforce this Section 5.7 against Crescent or the Surviving Corporation to the extent specified herein) and shall be binding on all successors and assigns of Crescent and the Surviving Corporation.

     5.8. Public Announcements. Crescent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the IFS Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law, in which case Crescent or the Company, as applicable, shall use its reasonable efforts to consult with the other party before issuing such release or making any such public statement.

     5.9. Notices of Certain Events. Crescent and IFS Acquisition shall promptly notify the Company of:

     (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

     (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement. "Governmental Authority" shall mean any federation, nation, state, sovereign or government, any federal, regional, state or local political subdivision, any governmental or administrative body, instrumentality, department or agency or any court, administrative hearing body, commission or other similar dispute resolving panel or body, and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of a government.

                                   ARTICLE VI

                                   CONDITIONS

     6.1. Conditions to the Obligation of Each Party. The respective obligations of Crescent, IFS Acquisition and the Company to effect the IFS Merger are subject to the satisfaction of the following conditions, unless waived in writing by all parties:

     (a) Stockholder Approval. This Agreement and the IFS Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company to the extent required by the DGCL, the Company Certificate of Incorporation, the Company Bylaws and the certificates of incorporation of Crescent and IFS Acquisition.

     (b) No Order. No foreign, United States or state governmental authority or other agency or commission or foreign, United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of: (i) making the acquisition of Shares by Crescent or IFS
Acquisition illegal or otherwise restricting, preventing or prohibiting consummation of the IFS Merger; (ii) seeking to prohibit or limit materially the ownership or operation by the Company, Crescent or any of their respective subsidiaries or affiliates of all or any material portion of the business or assets of the Company, Crescent or any of their respective subsidiaries or affiliates as a result of the IFS Merger; or (iii) compelling the Company, Crescent, IFS Acquisition or any of their respective subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company, Crescent, IFS Acquisition or any of their respective subsidiaries or affiliates as a result of the IFS Merger; provided, however, that each of the parties shall have used its reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as practicable any injunction or other order that may be entered.

     (c) Update of Fairness Opinion. At the time of mailing of the IFS Proxy Statement and at the Effective Time, Scott & Stringfellow shall have reaffirmed orally the fairness opinion previously prepared and delivered by it to the Special Committee and Scott & Stringfellow shall not have withdrawn such opinion.

     6.2. Additional Conditions to the Obligations of Crescent and IFS Acquisition. The obligations of Crescent and IFS Acquisition to effect the IFS Merger are subject to the satisfaction of the following further conditions, any or all of which may be waived by Crescent and IFS Acquisition.

     (a) Performance of Covenants, etc. The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, and the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects at and as of the Effective Time (as if made at and as of such time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date) except where the breach or inaccuracy thereof would not, individually or in the aggregate, have a Material Adverse Effect, on the Company.

     (b) Consents and Approvals. Crescent and IFS Acquisition shall have received or be satisfied that they will receive all consents and approvals contemplated by Section 4.4 and any other consents of third parties necessary in connection with the consummation of the IFS Merger if the failure to obtain any such consent would have a Material Adverse Effect on the Company.

     (c) Financing. On or prior to July 1, 1998, Crescent and IFS Acquisition shall procure bank financing commitments ("Commitment Letter") from financial institutions to be identified therein in connection with the IFS Merger. On or prior to the Effective Time, the financial institutions that are parties to the Commitment Letter shall have made available to IFS Acquisition the proceeds of the financing contemplated by such Commitment Letter on the terms set forth in such Commitment Letter. Immediately prior to the Effective Time, IFS Acquisition shall deposit with the Paying Agent an amount in cash equal to the IFS Merger Consideration multiplied by the number of Public Shares (other than the Dissenting Shares), to be held by the Paying Agent pursuant to the terms of the Paying Agent Agreement, for the benefit of the Public Shareholders (other than the holders of the Dissenting Shares).

     6.3. Additional Conditions to the Obligations of the Company. The obligations of the Company to effect the IFS Merger are subject to the satisfaction of the following further conditions, any or all of which may be waived only by the Special Committee:

     (a) Performance of Covenants, etc. Crescent and IFS Acquisition shall have performed in all material respects all of their obligations hereunder required to be performed by them at or prior to the Effective Time, and the representations and warranties of Crescent and IFS Acquisition contained in this Agreement shall be true and correct in all respects, at and as of the Effective Time as if made at and as of such time (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), except where the breach or inaccuracy thereof would not, individually or in the aggregate, have a Material Adverse Effect.

     (b) Consents and Approvals. The Company shall have received or be satisfied that they will receive all consents and approvals contemplated by Section 3.5 and any other consents of third parties necessary in connection with the consummation of the IFS Merger if the failure to obtain any such consent would have a Material Adverse Effect on Crescent or IFS Acquisition.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

     7.1. Termination. This Agreement may be terminated and the IFS Merger may be abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company:

     (a) By mutual written consent duly authorized by the boards of directors of Crescent and IFS Acquisition, the IFS Board and the Special Committee.

     (b) By any of Crescent, IFS Acquisition or the Company if any court of competent jurisdiction or administrative agency, commission, governmental or regulatory authority, domestic or foreign, shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the IFS Merger and such order, decree, ruling or other action shall have become final and nonappealable;

     (c) By any of Crescent, IFS Acquisition or the Company if the Effective Time shall not have occurred on or before December 31, 1998; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

     (d) By Crescent or IFS Acquisition, if, consistent with the terms of this Agreement, the Board of Directors of the Company or the Special Committee withdraws, modifies or changes its recommendation of this Agreement or the IFS Merger in a manner adverse to Crescent or IFS Acquisition or shall have resolved to do any of the foregoing or the Board of Directors of the Company or the Special Committee shall have recommended to the stockholders of the Company any Competing Transaction; or

     (e) By the Company (such determination to be made on behalf of the Company by the Special Committee in its sole discretion), if, consistent with the terms of this Agreement, the Board of Directors of the Company or the Special Committee withdraws its recommendation of this Agreement or the IFS Merger or shall have resolved to do either of the foregoing or the Board of Directors of the Company or the Special Committee shall have recommended to the stockholders of the Company any Competing Transaction.

     7.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto, except as set forth in Section 8.12, provided that nothing herein shall relieve any party from liability for any wilful breach hereof.

     7.3. Amendments. This Agreement may not be amended except by action of the Board of Directors of each of the parties hereto (and, in the case of the Company, with the approval of the Special Committee) set forth in an instrument in writing signed on behalf of each of the parties hereto.

     7.4. Waiver. At any time prior to the Effective Time, whether before or after any Stockholders' Meeting, any party hereto, by action taken by its Board of Directors (and, in the case of the Company, with the approval of the Special Committee), may (i) extend the time for the performance of any of the covenants, obligations or other acts of any other party hereto or (ii) waive compliance with any of the agreements, covenants or conditions of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by its duly authorized officer.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1. No Third Party Beneficiaries. Other than the provisions of Section 5.7, nothing in this Agreement shall confer any rights or remedies upon any person other than the parties hereto.

     8.2. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, with respect to the subject matter hereof.

     8.3. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party, provided, however, that IFS Acquisition may freely assign its rights to another wholly owned subsidiary of Crescent without such prior written approval.

     8.4.  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     8.5. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law thereof.

     8.7. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the IFS Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable law in order that the IFS Merger may be consummated as originally contemplated to the fullest extent possible.

     8.8. Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     8.9. Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

     8.10. Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. Nothing in this
Section 8.10 shall limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the IFS Merger.

     8.11. Certain Definitions. For purposes of this Agreement, the term "affiliate," except, as hereinafter provided, shall have the same meaning as set forth in Rule 12b-2 of Regulation 12B of the General Rules and Regulations under the Exchange Act, and the term "person" shall mean any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint-stock company, syndicate, association, entity, unincorporated organization or government or any political subdivision, agency or instrumentality thereof. Further, the term "affiliate" of the Company when used in this Agreement shall not include Crescent or IFS Acquisition or any controlled subsidiary or controlled affiliate of Crescent or IFS Acquisition; and the term "affiliate" of Crescent or IFS Acquisition shall not include the Company or any controlled subsidiary or controlled affiliate of the Company.

     8.12. Fees and Expenses. Whether or not the IFS Merger is consummated, all costs and expenses incurred in connection with this Agreement and the IFS Merger shall be paid by Crescent.

     8.13. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses, or at such other address for a party as shall be specified in a notice given in accordance with this
Section 8.13:

     If to Crescent or IFS Acquisition:

          Crescent Capital, Inc.
          6701 Democracy Boulevard
          Suite 300
          Bethesda, Maryland 20817
          Attn: Colin Halpern

     with a copy to:

           LeBoeuf, Lamb, Greene & MacRae, L.L.P.
           125 West 55th Street
           New York, New York 10019
           Attn: Stephen Rooney, Esq.

     If to the Company:

           International Franchise Systems, Inc.
           6701 Democracy Boulevard
           Suite 300
           Bethesda, Maryland 20817
           Attn: Colin Halpern

     with a copy to the Special Committee of the Board of Directors of the Company:

           Reed Smith Shaw & McClay, L.L.P.
           2500 One Liberty Place
           1650 Market Street
           Philadelphia, Pennsylvania 19103
           Attn: Michael Pollack, Esq.

     IN WITNESS WHEREOF, Crescent, IFS Acquisition and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                       CRESCENT CAPITAL, INC.


                                       By: /s/ Colin Halpern
                                           -----------------
                                       Name:   Colin Halpern
                                       Title:  President


                                       IFS ACQUISITION CORPORATION


                                       By: /s/ Colin Halpern
                                           -----------------
                                       Name:   Colin Halpern
                                       Title:  Chairman


                                       INTERNATIONAL FRANCHISE SYSTEMS, INC.


                                       By: /s/ H. Michael Bush
                                           -------------------
                                       Name:   H. Michael Bush
                                       Title:  President

                                                                         ANNEX B


Section 262.  Appraisal Rights.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation  was approved pursuant to Section 228 or
Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         ANNEX C


                        [SCOTT & STRINGFELLOW LETTERHEAD]


May 21, 1998

Special Committee of the Board of Directors
International Franchise Systems, Inc.
6701 Democracy Blvd., Suite 300
Bethesda, MD 20817

Members of the Board:

We understand that International Franchise Systems, Inc. (the "Company") is contemplating entering into an Agreement and Plan of Merger (the "Agreement") with IFS Acquisition Corporation ("IFSAC"), a wholly owned subsidiary of Crescent Capital, Inc. ("Crescent"), which together with certain members of management and their affiliates (collectively, the "Affiliated Shareholders"), and after certain planned transactions between Crescent and IFSAC, will control approximately 63% of the total fully-diluted shares outstanding of the Company with the remaining shares owned by shareholders other than the Affiliated Shareholders (the "Non-Affiliated Shareholders"), under which IFSAC will acquire for $3.60 per share in cash all issued and outstanding shares of common stock ("IFS Common Stock"), par value $0.01, of the Company owned by Non-Affiliated Shareholders (the "Transaction"). We additionally understand that the consummation of the Transaction requires and will be conditioned on the holders of a majority of the outstanding shares voting to approve the Transaction, and other conditions customary to transactions of this type. We further understand that, pursuant to the Agreement, after receiving shareholder approval, IFSAC and the Company will cause IFSAC to be merged into the Company (the "Merger") with the Company surviving the Merger. We further understand that, pursuant to the Agreement, the holders of any issued and outstanding shares of IFS Common Stock (other than Affiliated Shareholders and holders who have validly exercised appraisal rights under the Delaware General Corporate Law) will receive $3.60 per share in cash in the Merger.

You have requested our opinion as to the fairness, from a financial point of view, of the cash consideration to be paid to the Non-Affiliated Shareholders under the terms of the Transaction.

Scott & Stringfellow, Inc. ("S&S"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of our business as a broker-dealer, we may, from time to time, have a long or short position in, and buy or sell, debt or equity securities of the Company for our own account or for the accounts of our customers. S&S will receive a fee from the Company for rendering this opinion.

In arriving at our opinion, we have, among other things:

(1) reviewed the audited and unaudited financial statements and other information contained in the Company's Annual Reports to Shareholders and Annual Reports on Form 10-KSB for the fiscal years ended December 31, 1995, December 29, 1996 and December 28, 1997, and certain interim reports to Shareholders and Quarterly Reports on Form 10-QSB;

(2) discussed the past and current operations, financial condition, and prospects of the Company with its management;

(3) reviewed with management certain business plans of the Company and certain financial projections of the Company's future performance prepared by management of the Company;

(4) compared the results of operations of the Company with those of certain publicly traded companies which we deemed relevant;

(5) compared the proposed financial terms of the transaction with the financial terms of certain other mergers and acquisitions which we deemed relevant;

(6) reviewed certain publicly available information with respect to historical market prices and trading activity for IFS Common Stock and for certain publicly traded companies which we deemed relevant;

(7) compared the price per share offered in the Transaction to the historical market prices of IFS Common Stock;

(8) analyzed a discounted cash flow scenario of the Company based upon estimates of projected financial performance prepared by the management of the Company;

(9) reviewed the IFS Merger Agreement dated May 19, 1998;

(10) reviewed a stock purchase agreement in which the Company entered into an agreement to sell 300,000 shares of stock to Domino's Pizza International, Inc.;

(11) reviewed the sale of a minority interest in Domino's Pizza Group Limited by the Company; and

(12) reviewed such other financial studies and analyses and performed such other investigations and taken into account such other matters as we deemed necessary.

In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by the Company, and we have not assumed any responsibility for independent verification of such information or any independent valuation or appraisal of any of the assets of the Company. We have relied solely upon the management of the Company as to the reasonableness and achievability of all financial and operational forecasts and projections, and the assumptions and bases therefor, provided to us and referred to above, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such management and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such management. Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. Our opinion does not address the relative merits of the transaction contemplated by the Agreement as compared to any alternative business strategies that might exist for the Company, nor does it address the effect of any other business combination in which the Company might engage. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

Our advisory services and the opinion expressed herein are provided to the Company's Board of Directors for its use in evaluating the Transaction contemplated by the Agreement and does not constitute a recommendation to the Board of Directors of the Company as to whether the Shareholders should enter into the Transaction. This opinion may not be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

On the basis of, and subject to the foregoing, we are of the opinion that, as of the date hereof, the cash consideration of $3.60 per share to be received by the Non-Affiliated Shareholders of IFS Common Stock in this Transaction is fair, from a financial point of view, to such holders.

Very truly yours,


SCOTT & STRINGFELLOW, INC.

/s/ Scott & Stringfellow, Inc.
------------------------------

                           FOR SHARES OF COMMON STOCK

                      INTERNATIONAL FRANCHISE SYSTEMS, INC.

                   PROXY FOR A SPECIAL MEETING OF STOCKHOLDERS

                               [__________, 1998]

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     The undersigned hereby appoints [____________________], or any of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated on the reverse side, all shares of stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Special Meeting (including all adjournments thereof) of stockholders of International Franchise Systems, Inc. (the "Company") to be
held on [         ] at [         ] at [         ].

     The Company's Board of Directors and the Special Committee recommend that you vote for the approval and adoption of the Merger Agreement.


                         (THIS PROXY CONTINUES AND MUST
                         BE SIGNED ON THE REVERSE SIDE)


Please mark \x\ your votes as indicated in this example.

1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 19, 1998, among International Franchise Systems, Inc., Crescent Capital, Inc. and IFS Acquisition Corporation.

          \ \                 \ \                        \ \
          For               Against                    Abstain


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED AND AUTHORIZES THE ATTORNEYS AND PROXIES TO TAKE ACTION IN THEIR DISCRETION UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT.


(Sign exactly as name(s) appears hereon. If shares are held jointly each holder should sign. If signing for estate, trust or corporation, title or capacity should be stated.) Please date, sign and return this Proxy in the enclosed business envelope.


Dated:         ------------------

Signature(s):  -----------------------------

               -----------------------------